                                                                     EXHIBIT 2.5


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                               CONCENTRA INC.,

                        NHR ACQUISITION COMPANY, INC.

                                     AND

                     NATIONAL HEALTHCARE RESOURCES, INC.

                                 dated as of

                               November 2, 2001

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        -------


ARTICLE I DEFINED TERMS......................................................1
-----------------------

  1.1   Defined Terms........................................................1
  ---   -------------

ARTICLE II THE MERGER.......................................................12
---------------------

  2.1   Merger..............................................................12
  ---   ------
  2.2   Effective Time of Merger............................................12
  ---   -------------------------
  2.3   Effects of Merger...................................................12
  ---   -----------------
  2.4   Certificate of Incorporation........................................12
  ---   ----------------------------
  2.5   Bylaws..............................................................12
  ---   ------
  2.6   Directors and Officers..............................................12
  ---   ----------------------
  2.7   Approval of Stockholder of Mergeco..................................13
  ---   ----------------------------------
  2.8   Tax Treatment.......................................................13
  ---   -------------

ARTICLE III MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES..................13
----------------------------------------------------------

  3.1   Merger Consideration................................................13
  ---   --------------------
  3.2   Payment for Securities/Exchange of Certificates.....................16
  ---   -----------------------------------------------
  3.3   Dissenting Shares...................................................18
  ---   -----------------
  3.4   No Fractional Shares................................................18
  ---   --------------------
  3.5   Delivery of Information Prior to Closing............................18
  ---   ----------------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................19
-----------------------------------------

  4.1   Representations and Warranties of the Company.......................19
  ---   ---------------------------------------------
  4.2   Representations and Warranties of Concentra and Mergeco.............33
  ---   -------------------------------------------------------

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER............................43
------------------------------------------------

  5.1   Conduct of Business by the Company Pending the Merger...............43
  ---   -----------------------------------------------------
  5.2   Conduct of Business by Concentra Pending the Merger.................46
  ---   ---------------------------------------------------
  5.3   Conduct of Business of Mergeco......................................46
  ---   ------------------------------

ARTICLE VI ADDITIONAL AGREEMENTS............................................46
--------------------------------

  6.1   Access and Information..............................................46
  ---   ----------------------
  6.2   No Solicitation of Transactions.....................................47
  ---   -------------------------------
  6.3   Assistance..........................................................47
  ---   ----------
  6.4   Further Assurances..................................................48
  ---   ------------------
  6.5   Expenses............................................................48
  ---   --------
  6.6   Cooperation.........................................................48
  ---   -----------
  6.7   Publicity...........................................................48
  ---   ---------

  6.8   Governmental Consents; Filings......................................48
  ---   ------------------------------
  6.9   Employee Matters....................................................49
  ---   ----------------
  6.10  Notice of Certain Events............................................49
  ----  ------------------------
  6.11  Assumption of Option Conversion Program.............................50
  ----  ---------------------------------------
  6.12  Concentra Stock Options.............................................50
  ----  -----------------------
  6.13  Stockholder Meeting.................................................50
  ----  -------------------
  6.14  Delivery of Lock-Up Agreements......................................50
  ----  ------------------------------
  6.15  Prior Service.......................................................50
  ----  -------------
  6.16  Financing...........................................................51
  ----  ---------
  6.17  Directors' and Officers' Indemnification and Insurance..............51
  ----  ------------------------------------------------------

ARTICLE VII CONDITIONS PRECEDENT............................................53
--------------------------------

  7.1   Conditions to Each Party's Obligation...............................53
  ---   -------------------------------------
  7.2   Conditions to Obligations of Concentra and Mergeco..................53
  ---   --------------------------------------------------
  7.3   Conditions to Obligations of the Company............................55
  ---   ----------------------------------------

ARTICLE VIII CLOSING........................................................55
--------------------

  8.1   Closing.............................................................55
  ---   -------
  8.2   Actions to Occur at Closing.........................................55
  ---   ----------------------------

ARTICLE IX TERMINATION AND AMENDMENT........................................57
------------------------------------

  9.1   Termination.........................................................57
  ---   -----------
  9.2   Effect of Termination; Break-Up Fee.................................58
  ---   ------------------------------------
  9.3   Amendment...........................................................59
  ---   ---------
  9.4   Extension; Consent; Waiver..........................................59
  ---   --------------------------

ARTICLE X GENERAL PROVISION.................................................59
---------------------------

  10.1  Survival of Representations, Warranties, and Agreements.............59
  ----  -------------------------------------------------------
  10.2  Notices.............................................................60
  ----  -------
  10.3  Interpretation......................................................61
  ----  --------------
  10.4  Counterparts........................................................61
  ----  ------------
  10.5  Entire Agreement; No Third Party Beneficiaries......................61
  ----  ----------------------------------------------
  10.6  Governing Law.......................................................61
  ----  -------------
  10.7  Severability........................................................61
  ----  ------------
  10.8  Assignment..........................................................61
  ----  ----------
  10.9  Specific Performance................................................61
  ----  --------------------
  10.10   Schedule Definitions..............................................62
  -----   --------------------

Annex A           -     Officers and Directors of the Surviving Corporation
Annex B           -     WCAS Class C Holders
Exhibit A         -     Lock-Up Agreement
Exhibit B         -     Form of Opinion of Company's Counsel
Exhibit C         -     Form of Opinion of Concentra's and Mergeco's Counsel
Exhibit D-1       -     Form of Common/Class A-B-E Election
Exhibit D-2       -     Form of Class C Election Form

Schedule 4.1(a)   -     Organization of the Company and Related Entities
Schedule 4.1(b)   -     Encumbrances and Capital Structure of the Company
Schedule 4.1(c)   -     Consents and Approvals of the Company
Schedule 4.1(d)   -     Liabilities,   Obligations   and  Company's   Business
                        Conducted the Ordinary Course
Schedule 4.1(f)   -     Company Permits
Schedule 4.1(g)   -     Litigation Against the Company
Schedule 4.1(h)   -     Insurance of the Company
Schedule 4.1(j)   -     Leased Real Property of the Company
Schedule 4.1(k)   -     Personal Property of the Company
Schedule 4.1(l)   -     Company Permitted Liens
Schedule 4.1(m)   -     Environmental Matters of the Company
Schedule 4.1(n)   -     Taxes of the Company
Schedule 4.1(o)   -     Company Material Contracts
Schedule 4.1(p)   -     Company Employee Benefit Plans
Schedule 4.1(q)   -     Company Intellectual Property
Schedule 4.1(r)   -     Affiliate Transactions
Schedule 4.2(a)   -     Organization of Concentra
Schedule 4.2(b)   -     Encumbrances and Capital Structure of Concentra
Schedule 4.2(c)   -     Consents and Approvals of Concentra
Schedule 4.2(d)   -     Liabilities,   Obligations  and  Concentra's  Business
                        Conducted in the Ordinary Course
Schedule 4.2(f)   -     Concentra Permits
Schedule 4.2(h)   -     Insurance of Concentra
Schedule 4.2(j)   -     Permitted Encumbrances of Concentra
Schedule 4.2(k)   -     Environmental Matters of Concentra
Schedule 4.2(m)   -     Concentra Material Contracts
Schedule 4.2(n)   -     Concentra Employee Benefit Plans
Schedule 4.2(p)   -     Affiliate Transactions

THE SHARES OF COMMON STOCK REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER THEREOF PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                          AGREEMENT AND PLAN OF MERGER

      THIS  AGREEMENT  AND  PLAN OF  MERGER  (this  "Agreement"),  dated as of
                                                     ---------
November 2, 2001, is executed by and among Concentra Inc., a Delaware corporation ("Concentra"), NHR Acquisition Company, Inc., a Delaware
              ---------
corporation and a wholly-owned subsidiary of Concentra ("Mergeco"), and
                                                         -------
National Healthcare Resources, Inc., a Delaware corporation (the "Company").
                                                                  -------

                                  RECITALS:

      A. Concentra desires to acquire all of the issued and outstanding stock and other equity interests of the Company, pursuant to the merger of Mergeco with and into the Company, upon the terms and subject to the conditions of this Agreement.

      B. The Board of Directors of the Company and the Boards of Directors of Concentra and Mergeco have approved and declared it advisable for Mergeco to merge with and into the Company as authorized by Section 251 of the DGCL and on the terms and subject to the conditions set forth in this Agreement.

      C. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of section 368(a) of the Code.

      NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions contained in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                    ---------

                                  DEFINED TERMS
                                  -------------

      1.1    Defined Terms. The following terms shall have the following
      --------------------
meanings in this Agreement:

             "Accredited Investor" means an "accredited investor" as such term
              -------------------
is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

             "Affiliate" means, with respect to any person, any other person
              ---------
controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

             "Alternative Transaction" shall mean any of the following (other
              -----------------------
than the Merger): (i) any merger, consolidation, share exchange, reorganization, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of the Company's Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries as a consolidated group in a single transaction or series of transactions; (iii) any tender offer or exchange offer for, or other acquisition of, 10% or more of the outstanding shares of capital stock (on a fully diluted basis) of the Company or any of its Subsidiaries in a single transaction or series of transactions; and (iv) any sale by the Company or any of its Subsidiaries of any of its or their securities (whether debt, equity or other securities), or any increase in borrowing capacity available from the Company's third party lenders or securing by the Company of additional third party financing, involving the receipt of gross proceeds by the Company and/or its Subsidiaries of $10,000,000 or more in a single transaction or series of transactions.

             "Applicable Laws" means, with respect to any person, all laws,
              ---------------
statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity having jurisdiction over that person or the business, operations or assets of that person, as they may be in effect on or prior to the Closing.

             "Applications" has the meaning set forth in Section 6.8.
              ------------

             "Balance Sheet Date" has the meaning set forth in Section
              ------------------
4.1(d)(iii).

             "Break-Up Fee" has the meaning set forth in Section 9.2(b).
              ------------

             "business day" means any other day than (i) a Saturday or Sunday or
              ------------
(ii) a day on which commercial banks in Dallas, Texas or New York, New York are authorized or required to be closed.

             "Capital Lease Obligations" means all obligations of the Company or
              -------------------------
any of its Subsidiaries to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP.

             "Cash on Hand" means all cash and cash equivalents of the Company
              ------------
as determined in accordance with GAAP.

             "Cash Merger Consideration" has the meaning set forth in Section
              -----------
3.1(b)(iii).

             "CERCLA" has the meaning set forth in the definition of
              ------
Environmental Laws contained in this Section 1.1.

             "CERCLIS" means a Comprehensive Environmental Response,
              -------
Compensation and Liability Information System.

             "Certificate" has the meaning set forth in Section 3.2(b).
              -----------

             "Class A Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Class B Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Class C Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Class C Equity Merger Consideration" has the meaning set forth in
              -----------------------------------
Section 3.1(c)(i).

             "Class C Cash Payment" has the meaning set forth in Section
              --------------------
3.1(c)(iii).

             "Class C Election" has the meaning set forth in Section 3.1(c)(ii).
              ----------------

             "Class D Common Stock" has the meaning set forth in Section 4.1(b).
              --------------------

             "Class E Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Class F Common Stock" has the meaning set forth in Section 4.1(b).
              --------------------

             "Class Share Allocation" for any class of Company Stock means the
              ----------------------
product of (i) 3,045,600 multiplied by (ii) the Percentage Share for that class of Company Stock.

             "Closing" means the consummation of the transactions contemplated
              -------
by this Agreement in accordance with the provisions of Article VIII.

             "Closing Date" means the date of the Closing specified in Article
              ------------
VIII.

             "Code" means the United States Internal Revenue Code of 1986, as
              ----
amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

             "Common/Class A-B-E Election" has the meaning set forth in Section
              ---------------------------
3.1(b)(iii).

             "Company" has the meaning set forth in the introductory paragraph
              -------
to this Agreement.

             "Company Balance Sheet" has the meaning set forth in Section
              ---------------------
4.1(d)(iii).

             "Company Class Common Stock" means the Class A Common Stock, Class
              --------------------------
B Common Stock, Class C Common Stock and Class E Common Stock.

             "Company Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Company Contracts" means all agreements, contracts, or other
              -----------------
binding commitments or arrangements, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

             "Company Disclosure Schedule" has the meaning set forth in Section
              ---------------------------
4.1.

             "Company Employee Benefit Plans" means any "employee benefit plan"
              ------------------------------
within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of the Company or any of its Subsidiaries or any member of the Company ERISA Group maintained by any such entity or as to which any such entity has any liability or obligation.

             "Company Employees" has the meaning set forth in Section 6.15.
              -----------------

             "Company ERISA Group" has the meaning set forth in Section 4.1(p).
              -------------------

             "Company Financial Statements" has the meaning set forth in Section
              ----------------------------
4.1(d)(ii).

             "Company Intellectual Property" has the meaning set forth in
              -----------------------------
Section 4.1(q)(i).

             "Company Leased Real Property" means all of the leasehold
              ----------------------------
interests, easements, licenses, rights to access and rights-of-way which are used or held for use in the business and operations of the Company or any of its Subsidiaries, including those interests which are identified and described in
Schedule 4.1(j) of the Company Disclosure Schedule, as modified by any addition or permitted deletion thereto between the date hereof and the Closing Date.

             "Company Material Adverse Change" or "Company Material Adverse
              -------------------------------
Effect" means any change, occurrence, fact, event or effect (whether or not (i) foreseeable or known as of the date of this Agreement or (ii) covered by insurance) that, individually or in the aggregate with any such other changes, occurrences, facts, events or effects, is, or could reasonably be expected to be (whether or not such change, occurrence, fact, event or effect has, at the time in question, manifested itself in the Company's historical consolidated financial statements), materially adverse to the historical or long-term (a) business, (b) assets, (c) liabilities, (d) financial condition, (e) results of operations, (f) working capital, (g) organizational structure or (h) management, in each case, of the Company and its Subsidiaries taken as a whole; provided,
                                                                    --------
however, that in no event shall any of the following constitute a Company
-------
Material Adverse Change: (i) any change relating to general economic conditions or resulting from conditions affecting the industry in which the Company operates, unless the change has a disproportionate effect on the Company; (ii) any change resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; or (iii) any change resulting from compliance by the Company with the terms of this Agreement.

             "Company Material Breach" has the meaning set forth in Section
              -----------------------
9.2(c)(iii).

             "Company Material Contracts" has the meaning set forth in Section
              --------------------------
4.1(o).

             "Company Owned Real Property" means any parcels of real property
              ---------------------------
owned in fee by the Company or any of its Subsidiaries, and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto, including any right, title, and interest of the Company or any of its Subsidiaries in and to any street or other property adjoining any portion of such property.

             "Company Owned Software" has the meaning set forth in Section
              ----------------------
4.1(q)(ii).

             "Company Permitted Liens" has the meaning set forth in Section
              -----------------------
4.1(l).

             "Company Personal Property" means all of the machinery, equipment,
              -------------------------
computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible or intangible personal property which are owned or leased by the Company or any of its Subsidiaries, together with any additions thereto between the date hereof and the Closing Date less any dispositions made in accordance with Section 5.1.

             "Company Reports" has the meaning set forth in Section 4.1(d)(i).
              ---------------

             "Company Stock" shall mean the Company Common Stock and the Company
              -------------
Class Common Stock.

             "Company Warrant" has the meaning set forth in Section 3.1(e).
              ---------------

             "Concentra" has the meaning set forth in the first paragraph of
              ---------
this Agreement.

             "Concentra Balance Sheet" has the meaning set forth in Section
              -----------------------
4.2(d).

             "Concentra Common Stock" has the meaning set forth in Section 3.1.
              ----------------------

             "Concentra Common Stock Value" means $22.06.
              ----------------------------

             "Concentra Contracts" means all agreements, contracts, or other
              -------------------
binding commitments or arrangements, written or oral (including any amendments and other modifications thereto), to which Concentra or any of its Subsidiaries is a party or is otherwise bound.

             "Concentra Disclosure Schedule" has the meaning set forth in
              -----------------------------
Section 4.2.

             "Concentra Employee Benefit Plans" means any "employee benefit
              --------------------------------
plan" within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of Concentra or any of its Subsidiaries or any member of the Concentra ERISA Group maintained by any such entity or as to which any such entity has any liability or obligation.

             "Concentra ERISA Group" has the meaning set forth in Section
              ---------------------
4.2(p).

             "Concentra Financial Statements" has the meaning set forth in
              ------------------------------
Section 4.2(d).

             "Concentra Intellectual Property" has the meaning set forth in
              -------------------------------
Section 4.2(o).

             "Concentra Material Adverse Change" or "Concentra Material Adverse
              ---------------------------------
Effect" means any change, occurrence, fact, event or effect (whether or not (i) foreseeable or known as of the date of this Agreement or (ii) covered by insurance) that, individually or in the aggregate with any such other changes, occurrences, facts, events or effects, is, or could reasonably be expected to be (whether or not such change, occurrence, fact, event or effect has, at the time in question, manifested itself in Concentra's historical consolidated financial statements), materially adverse to the historical or long-term (a) business, (b) assets, (c) liabilities, (d) financial condition, (e) results of operations, (f) working capital, (g) organizational structure or (h) management, in each case, of Concentra and its Subsidiaries taken as a whole; provided, however, that in
                                                    --------  -------
no event shall any of the following constitute a Concentra Material Adverse
Change: (i) any change relating to general economic conditions or resulting from conditions affecting the industry in which Concentra operates, unless the change has a disproportionate effect on Concentra; (ii) any change resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; or (iii) any change resulting from compliance by Concentra with the terms of this Agreement.

             "Concentra Material Breach" has the meaning set forth in Section
              -------------------------
9.1(b)(iii).

             "Concentra Material Contracts" has the meaning set forth in Section
              ----------------------------
4.2(o).

             "Concentra Operating" shall mean Concentra Operating Corporation, a
              -------------------
Nevada corporation and wholly-owned subsidiary of Concentra.

             "Concurrent Transactions" means (i) the sale by Concentra of up to
              -----------------------
$50,000,000 of its equity securities in an offering exempt from the registration requirements of the Securities Act and (ii) the borrowing by Concentra Operating of up to $39,000,000 under Concentra Operating's credit facility, as it may be amended, restated, supplemented or otherwise modified from time to time, and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original agent and lenders or another agent or agents or other lenders and whether provided under the original credit facility or any other credit agreement) prior to, or concurrently with, Closing.

             "Confidentiality Agreement" has the meaning set forth in Section
              -------------------------
6.1.

             "Continuing Employees" has the meaning set forth in Section 6.12.
              --------------------

             "Debt", without duplication, means (a) all indebtedness of the
              ----
Company or any of its Subsidiaries, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed (but excluding the Company Warrant and the Company Class Common Stock), (b) all deferred indebtedness of the Company or any of its Subsidiaries for the payment of the purchase price of property or assets purchased, (c) any outstanding reimbursement obligation of the Company or any of its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company or any of its Subsidiaries, (d) any payment obligation of the Company or any of its Subsidiaries under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (e) all indebtedness for borrowed money secured by any Lien existing on property owned by the Company or any of its Subsidiaries, whether or not indebtedness secured thereby shall have been assumed, and (f) all guaranties, endorsements, assumptions and other contingent obligations of the Company or any of its Subsidiaries in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others.

             "DGCL" means the Delaware General Corporation Law.
              ----

             "Dissenting Shares" has the meaning set forth in Section 3.3.
              -----------------

             "Effective Time" has the meaning set forth in Section 2.2.
              --------------

             "Electing Class C Cash Holder" means a Remaining Class C Holder who
              ----------------------------
(i) delivers an executed Class C Election to the Company prior to the Election Deadline in which such holder elects to receive cash consideration for its shares of Class C Common Stock in the Merger, or (ii) neither delivers an executed Class C Election to the Company prior to the Election Deadline nor certifies to the Company prior to the Election Deadline that it is an Accredited Investor or a Non-Accredited Represented Investor.

             "Election Deadline" means a date following the date hereof and
              -----------------
prior to the Effective Time mutually agreeable to Concentra and the Company.

             "Electing Holder" has the meaning set forth in Section 3.1(b)(iii).
              ---------------

             "Election Shares" has the meaning set forth in Section 3.1(b)(iii).
              ---------------

             "Employee Pension Benefit Plan" has the meaning set forth in
              -----------------------------
Section 3(2) of ERISA.

             "Encumbrances" has the meaning set forth in Section 4.1(b).
              ------------

             "Environmental Costs or Liabilities" has the meaning set forth in
              ----------------------------------
Section 4.1(m)(iv).

             "Environmental Laws" means all Applicable Laws and rules of common
              ------------------
law pertaining to the environment, natural resources, and public or employee health and safety including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the
                                                   -- ---     ------
Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Authority, as each of the foregoing may be amended and in effect on or prior to the Closing.

             "Equity Merger Consideration" has the meaning set forth in Section
              ---------------------------
3.1(b)(i).

             "ERISA" means the Employee Retirement Income Security Act of 1974,
              -----
as amended.

             "Estimated Statement of NHR Indebtedness" means a statement showing
              ---------------------------------------
the calculation of the estimated outstanding NHR Indebtedness as of 11:59 p.m. on the business day immediately prior to the Closing Date.

             "Excess Debt Quotient" shall equal the quotient of (i) the Excess
              --------------------
NHR Indebtedness divided by (ii) the Concentra Common Stock Value.

             "Excess NHR Indebtedness" means the amount by which the NHR
              -----------------------
Indebtedness as reflected on the Estimated Statement of NHR Indebtedness exceeds $64,400,000.

             "Exchange Act" means the Securities Exchange Act of 1934 and the
              ------------
rules and regulations promulgated thereunder.

             "Exchange Agent" has the meaning set forth in Section 3.2(a).
              --------------

             "Exchange Fund" has the meaning set forth in Section 3.2(a).
              -------------

             "First Union Letters of Credit" means that Letter of Credit dated
              -----------------------------
as of July 30, 1999 issued to Woodbridge Office Tower, L.L.C. by First Union National Bank for office space at 10 Woodbridge Center Road, Woodbridge, New Jersey and the Letter of Credit dated as of June 30, 2000 issued to The CIT Group, Inc. by First Union National Bank for office space at 1177 Avenue of the Americas, New York, New York.

             "GAAP" means generally accepted accounting principles in the United
              ----
States.

             "Governmental Entity" means any governmental department,
              -------------------
commission, board, bureau, agency, court or other instrumentality of the United States or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

             "Hazardous Substances" has the meaning set forth in Section
              --------------------
4.1(m)(iv).

             "Hedge Agreement" means the Interest Rate Hedge Transaction
              ----------------
Confirmation, dated May 19, 2000, by and among First Union National Bank, the Company, NHR Michigan, Inc., Metracomp, Inc. and NHR Washington, Inc.

             "HSR Act" has the meaning set forth in Section 4.1(c)(iii).
              -------

             "Indemnified Liabilities" has the meaning set forth in Section
              -----------------------
6.17.

             "Indemnified Parties" has the meaning set forth in Section 6.17.
              -------------------

             "Intangible Rights" has the meaning set forth in Section 4.1(q)(i).
              -----------------

             "IRS" means the United States Internal Revenue Service.
              ---

             "Know-how" means all plans, ideas, concepts and data, research
              --------
records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information.

             "Knowledge" means, with respect to a specified party hereto, the
              ---------
actual knowledge of such party's officers and directors, together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question.

             "Letter of Transmittal" has the meaning set forth in Section
              ---------------------
3.2(b).

             "Liens" has the meaning set forth in Section 4.1(l).
              -----

             "Lock-Up Agreement" has the meaning set forth in Section 6.14.
              -----------------

             "Management Stockholders" shall mean each of Chris Garcia, Mike
              -----------------------
Angst and Michael Lindberg.

             "Mergeco" has the meaning set forth in the introductory paragraph
              -------
of this Agreement.

             "Mergeco Common Stock" has the meaning set forth in Section 3.1.
              --------------------

             "Merger" has the meaning set forth in Section 2.1.
              ------

             "Merger Consideration" means the aggregate Equity Merger
              --------------------
Consideration, Class C Equity Merger Consideration, Cash Merger Consideration and Class C Cash Payment payable to holders of Company Stock in the Merger.

             "NHR Indebtedness" means the sum of (i) the outstanding principal
              ----------------
of all Debt, (ii) all obligations of the Company with respect to the Class C Common Stock (including, without limitation, the liquidation preference thereof and all accrued and unpaid dividends thereon) and (iii) all Capital Lease Obligations; provided, however, that the Company Indebtedness shall not include
             --------  -------
either the obligations of NHR and its Subsidiaries arising under the Hedge Agreement or the First Union Letters of Credit.

             "Non-Accredited Investor" means a stockholder that is neither an
              -----------------------
Accredited Investor nor a Non-Accredited Represented Investor.

             "Non-Accredited Represented Investor" means a person who is not an
              -----------------------------------
Accredited Investor but has appointed a Purchaser Representative to act on such person's behalf in connection with the Merger.

             "Non-Voting Company Common Stock" has the meaning set forth in
              -------------------------------
Section 4.1(b).

             "NPL" means a National Priority List.
              ---

             "Option Conversion Program" means the agreement between the Company
              -------------------------
and each holder of options under the Company's 1995 Stock Option Plan to convert such options into shares of Common Stock on the terms provided in the letter agreement, dated October 25, 2001, between the Company and each option holder.

             "Percentage Share" shall mean, with respect to the Company Common
              ----------------
Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock, 36.75%, 30.43%, 9.82% and 23.00%, respectively.

             "Permit" or "Permits" has the meaning set forth in Section 4.1(f).
              ------      -------

            "Permitted Encumbrances" means with respect to any person (a)
             ----------------------
statutory Liens for current Taxes not yet due and payable, (b) mechanics', carriers', workers', repairers', and other similar Liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due (c) in the case of leases of vehicles, rolling stock, and other personal property, encumbrances, which do not, individually or in the aggregate, materially impair the operation of the business at the facility at which such leased equipment or other personal property is located, (d) other liens, charges or encumbrances incidental to the operation of such person or any of its Subsidiaries or the ownership of such person's or any of its Subsidiaries' assets which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of the assets encumbered thereby or materially interfere with the use thereof, (e) in the case of licenses or other rights to use Company Intellectual Property, Liens or other restrictions arising from the terms thereof, and (f) Liens on leases of real property arising from the provisions of such leases, including, in relation to leased real property, any agreements and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits, or other entitlements of various types issued by any Governmental Entity, necessary or beneficial to the continued use and occupancy of such person's or any of its Subsidiaries' assets.

             "person" means an individual, corporation, partnership, limited
              ------
liability company, association, trust, unincorporated organization, or other entity.

             "Purchaser Representative" has the meaning set forth in Rule 501(h)
              ------------------------
of Regulation D promulgated under the Securities Act.

             "Related Entity" has the meaning set forth in Section 4.1(a).
              --------------

             "Remaining Class C Holders" has the meaning set forth in Section
              -------------------------
3.1(c)(ii).

             "SEC" means the Securities and Exchange Commission.
              ---

             "Securities Act" means the Securities Act of 1933 and the rules and
              --------------
regulations promulgated thereunder.

             "Stockholder Approval" has the meaning set forth in Section 7.1(e).
              --------------------

             "Subsidiary" means, with respect to any person, any corporation or
              ----------
other organization, whether incorporated or unincorporated, of which: (i) such party or any other

Subsidiary of such party is a general partner; or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

             "Surviving Corporation" has the meaning set forth in Section 2.1.
              ---------------------

             "Tax" or "Taxes" means with respect to any person (i) any net
              ---      -----
income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by that person, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of that person or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group or arrangement whereby liability of that person or any of its Subsidiaries for the payment of such amounts was determined or taken into account with reference to the liability of any other person for any period, and
(iii) any liability of that person or any of its Subsidiaries with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

             "Tax Returns" means with respect to any person all returns,
              -----------
declarations, reports, estimates, information returns and statements required to be filed by or with respect to the person or any of its Subsidiaries in respect of any Taxes, including, without limitation, (x) any consolidated federal income Tax return in which that person or any of its Subsidiaries is included and (y) any state, local or foreign income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which that person or any of its Subsidiaries is included.

             "Termination Date" has the meaning set forth in Section 9.1(b)(ii).
              ----------------

             "Trademarks" with respect to any person means (a) trademarks,
              ----------
service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products or embodying the goodwill of the business of such person or any of its Subsidiaries, whether or not registered, and any applications or registrations therefor and (b) any associated goodwill incident thereto owned by such person or any of its Subsidiaries.

             "Transaction Documents" has the meaning set forth in Section
              ---------------------
4.1(c)(i).

             "Treasury Regulations" means the regulations issued pursuant to the
              --------------------
Code.

             "Voting Debt" with respect to any person means bonds, debentures,
              -----------
notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of equity interests in that person or any Subsidiary of that person may vote.

             "WARN" means the Worker Adjustment Retaining and Notification Act.
              ----

             "Warrant Agreement" has the meaning set forth in Section 3.1(e).
              -----------------

             "WCAS Class C Holders" means the persons and entities identified on
              --------------------
Annex B.


                                   ARTICLE II
                                   ----------

                                   THE MERGER
                                   ----------

      2.1    Merger. Upon the terms and subject to the conditions set forth in
      -------------
this Agreement, at the Effective Time, Mergeco shall be merged with and into the Company (the "Merger"), the separate existence of Mergeco shall cease and the
              ------
Company, as the surviving corporation in the Merger (the "Surviving
                                                          ---------
Corporation"), shall continue to exist by virtue of and shall be governed by the
-----------
laws of the State of Delaware. The name of the Surviving Corporation shall be "National Healthcare Resources, Inc."

      2.2    Effective Time of Merger. Subject to the provisions of this
      -------------------------------
Agreement, as soon as practicable on the Closing Date, the parties hereto shall file a certificate of merger or other appropriate documents executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the time of such effectiveness is herein called the "Effective Time").
 --------------

      2.3    Effects of Merger. The Merger shall have the effects set forth in
      ------------------------
this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Mergeco shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Mergeco shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

      2.4    Certificate of Incorporation. The Certificate of Incorporation of
      -----------------------------------
Mergeco as in effect at the Effective Time shall be amended to change the name of the Surviving Corporation to "National Healthcare Resources, Inc.," and as so amended shall become the Certificate of Incorporation of the Surviving Corporation, until the same shall be amended in accordance with its terms and Applicable Law.

      2.5    Bylaws. The Bylaws of Mergeco as in effect at the Effective Time
      -------------
shall become the Bylaws of the Surviving Corporation, until the same shall thereafter be amended or repealed in accordance with Applicable Law, the Surviving Corporation's Certificate of Incorporation or such Bylaws.

      2.6    Directors and Officers. The directors and officers of the Surviving
      -----------------------------
Corporation shall be as set forth on Annex A hereto from and after the Effective
                                     -------
Time, each such individual to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with Applicable Law, the Surviving Corporation's Certificate of Incorporation or its Bylaws.

      2.7    Approval of Stockholder of Mergeco. By its execution and delivery
      -----------------------------------------
of this Agreement, Concentra, in its capacity as the sole stockholder of Mergeco, hereby approves, consents to and adopts the Merger and the terms and provisions of this Agreement.

      2.8    Tax Treatment. It is intended that the Merger shall constitute a
      --------------------
reorganization under section 368(a) of the Code.


                                  ARTICLE III
                                  -----------

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
                 ----------------------------------------------

      3.1    Merger Consideration. At the Effective Time, by virtue of the
             --------------------
Merger and without any action on the part of the holders of any shares of (i) common stock, par value $0.01 per share, of Mergeco (the "Mergeco Common
                                                          --------------
Stock"), (ii) common stock, par value $0.01 per share, of Concentra (the
-----
"Concentra Common Stock"), (iii) common stock, par value $0.01 per share, of the
 ----------------------
Company (the "Company Common Stock"), (iv) Class A Common Stock, par value $0.01
              --------------------
per share, of the Company (the "Class A Common Stock"), (v) Class B Common
                                --------------------
Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"),
                                                       --------------------
(vi) Class C Common Stock, par value $0.01 per share, of the Company (the "Class
                                                                           -----
C Common Stock"), or (vii) Class E Common Stock, par value $0.01 per share, of
--------------
the Company (the "Class E Common Stock"):
                  --------------------

             (a) Stock of Mergeco. Each share of Mergeco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

             (b) Company Common Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock.

                  (i) If, as of the Closing Date, the NHR Indebtedness is less than or equal to $64,400,000, then each share of Company Common Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be converted into cash in accordance with Section 3.1(b)(iii), shares to be canceled in accordance with Section 3.1(d) or Dissenting Shares) shall be converted solely into the right to receive that number of validly issued, fully paid and nonassessable shares of Concentra Common Stock indicated below (which shares shall not exceed 3,045,600 minus any shares converted into the Cash Merger Consideration pursuant to Section 3.1(b)(iii)):

                                                Number of Shares of
        Company Security                       Concentra Common Stock
        ----------------                       ----------------------
        Company Common Stock                         0.266901

        Class A Common Stock                         7.413928

        Class B Common Stock                         4.270429

        Class E Common Stock                         3.336267

The aggregate shares of Concentra Common Stock to be issued to holders of Company Common Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock in accordance with Section 3.1(b)(i) or (b)(ii), and any cash to be paid in lieu of fractional shares of Concentra Common Stock, is referred to herein as the "Equity Merger Consideration."
               ---------------------------

                  (ii) If, as of the Closing Date, the NHR Indebtedness is greater than $64,400,000, then each share of Company Common Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be converted into cash in accordance with Section 3.1(b)(iii), shares to be canceled in accordance with Section 3.1(d) or Dissenting Shares) shall be converted solely into the right to receive that number of validly issued, fully paid and nonassessable shares of Concentra Common Stock (which shares in the aggregate shall not exceed 3,045,600 minus any shares converted into the Cash Merger Consideration pursuant to Section 3.1(b)(iii)) equal to the quotient of
(A) the remainder of (1) the Class Share Allocation for the applicable class of Company Stock minus (2) the product of (x) the Percentage Share for the applicable class of Company Stock multiplied by (y) the Excess Debt Quotient divided by (B) the number of issued and outstanding shares in that class of Company Stock immediately prior to the Effective Time.

                  (iii) Notwithstanding the provisions of Section 3.1(b)(i) and (b)(ii), a holder of shares of Company Common Stock, Class A Common Stock, Class B Common Stock or Class E Common Stock (other than shares to be canceled in accordance with Section 3.1(d) or Dissenting Shares) (collectively, the "Election Shares") who has failed to certify to the Company prior to the
 ---------------
Election Deadline that such holder is an Accredited Investor (each an "Electing
                                                                       --------
Holder"), may nevertheless elect to receive for the Election Shares it owns a
------
number of shares of Concentra Common Stock as provided in this Section 3.1(b)(iii). Each Election Share held by an Electing Holder who (A) does not appoint a Purchaser Representative prior to the Election Deadline or (B) appoints a Purchaser Representative prior the Election Deadline but does not deliver to the Company an executed Election Form, in the form attached hereto as Exhibit D-1 (the "Common/Class A-B-E Election") prior to the Election Deadline,
                  ---------------------------
shall be converted solely into the right to receive an amount in cash equal to the product of (x) the number of shares of Concentra Common Stock into which such Election Share would otherwise be converted in accordance with Section 3.1(b)(i) or (b)(ii), as applicable, multiplied by (y) the Concentra Common Stock Value. Each Election Share held by an Electing Holder who (A) appoints a Purchaser Representative prior to the Election Deadline and (B) delivers to the Company an executed Common/Class A-B-E Election prior to the Election Deadline, shall be converted solely into the right to receive that number of validly issued, fully paid and nonassessable shares of Concentra Common Stock determined in accordance with Section 3.1(b)(i) or (b)(ii), as applicable. The aggregate amount of cash to be paid to Electing Holders in accordance with this Section 3.1(b)(iii) is referred to herein as the "Cash Merger Consideration."
                                          -------------------------

             (c)  Class C Common Stock.

                  (i) Each share of Class C Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Electing Class C Cash Holders, shares to be canceled in accordance with Section 3.1(d) or Dissenting Shares) shall be converted solely into the right to receive that number of validly issued, fully paid and nonassessable shares of Concentra Common Stock equal to the quotient of (A) the sum of (1) $100 plus (2) any accrued but unpaid dividends on such share of Class C Common Stock as of the Effective Time divided by (B) the Concentra Common Stock Value. The aggregate shares to be issued to the holders of Class C Common Stock in accordance with
Section 3.1(c)(i) and (c)(ii) (which shares shall not exceed 336,600 minus any shares converted into the Class C Cash Payment pursuant to Section 3.1(c)(ii)) is referred to herein as the "Class C Equity Merger Consideration."
                              -----------------------------------

                  (ii) Notwithstanding the provisions of Section 3.1(c)(i), holders of Class C Common Stock other than the WCAS Class C Holders (the "Remaining Class C Holders") may elect to receive for each share of Class C
 -------------------------
Common Stock they hold an amount in cash as provided in this Section 3.1(c)(ii) by delivering to the Company an executed Election Form, in the form attached hereto as Exhibit D-2 (the "Class C Election"), prior to the Election Deadline.
                            ----------------
Each share of Class C Common Stock issued and outstanding immediately prior to the Effective Time and held by an Electing Class C Cash Holder shall be converted solely into the right to receive an amount in cash equal to the product of (A) the number of shares of Concentra Common Stock into which such shares of Class C Common Stock would otherwise be converted in accordance with
Section 3.1(c)(i) multiplied by (B) the Concentra Common Stock Value. The aggregate amount of cash to be paid to holders of Class C Common Stock in accordance with this Section 3.1(c)(ii) is referred to herein as the "Class C
                                                                      -------
Cash Payment."
------------

             (d) Treasury Stock and Concentra-Owned Stock. Each share of Company Stock that is held in the treasury of the Company or owned by any Subsidiary of the Company, Concentra or any Subsidiary of Concentra immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

             (e) Company Warrant. The warrant to purchase Company Common Stock then outstanding under that certain Warrant to Purchase Common Stock of National Healthcare Resources, Inc. (the "Warrant Agreement") dated as of July 17, 1996
                                 -----------------
between the Company and First Union Corporation (the "Company Warrant"), shall
                                                      ---------------
automatically be canceled and cease to exist and shall thereafter represent the right to receive $50,000 in immediately available funds payable by the Company pursuant to the terms of the letter agreement dated the date of this Agreement, between the Company and First Union Corporation.

             (f) Impact of Stock Splits, etc. In the event of any change in Concentra Common Stock and/or Company Stock between the date of this Agreement and the Effective Time of the Merger in accordance with the terms of this Agreement by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Concentra Common Stock to be issued and delivered in the Merger in exchange for each outstanding shares of Company Stock as provided in this

Agreement shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of Company Stock and Concentra Common Stock.

      3.2    Payment for Securities/Exchange of Certificates.
      ------------------------------------------------------

             (a) Exchange Agent. Promptly after the Effective Time, the Surviving Corporation or Concentra shall deposit with a bank or trust company designated by Concentra and reasonably acceptable to the Company (the "Exchange
                                                                       --------
Agent"), for the benefit of the holders of shares of Company Stock, as
-----
applicable (and other than shares to be canceled in accordance with Section 3.1(e) and Dissenting Shares), for payment in accordance with this Article III, through the Exchange Agent, certificates and cash representing the aggregate Merger Consideration to be issued or paid pursuant to Section 3.1 (such certificates and cash being hereinafter referred to as the "Exchange Fund"). As
                                                            -------------
soon as reasonably practicable after the Effective Time, the Exchange Agent, pursuant to irrevocable instructions, shall deliver the aggregate Merger Consideration to be issued or paid pursuant to Section 3.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Company acknowledges that Concentra may elect to serve as the Exchange Agent.

             (b)  Exchange Procedures.

                  (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Stock (each, a "Certificate"), which holder's
                                              -----------
shares of Company Stock were converted into the right to receive the per share Merger Consideration as set forth in Section 3.1: (1) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be
      ---------------------
effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify; and (2) instructions for use in effecting the surrender of the Certificates in exchange for the per share Merger Consideration.

                  (ii) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Corporation, (A) the holder of a Certificate formerly representing shares of Company Stock shall be entitled to receive in exchange therefor the applicable amount of Merger Consideration which such holder has the right to receive pursuant to the provisions of Section 3.1, and (B) the Certificate so surrendered shall forthwith be canceled.

                  (iii) In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable amount of Merger Consideration may be paid to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent or the Surviving Corporation to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each such Certificate shall be deemed at any time after the

Effective Time to represent only the right to receive upon such surrender the applicable amount of Merger Consideration.

             (c) Dividends and Distributions. No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time with respect to Concentra Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the Merger Consideration represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.4, until the holder of record of such Certificate shall surrender such Certificate in accordance with this
Section 3.2. Subject to the effect of Applicable Laws (including, without limitation, escheat and abandoned property laws), following surrender of any such Certificate there shall be paid to the record holder of the certificate or certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of a fractional share of Concentra Common Stock to which such holder is entitled pursuant to Section 3.4 below, and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Merger Consideration after giving effect to any required tax withholding, and (ii) if the payment date for any dividend or distribution payable with respect to such Merger Consideration has not occurred prior to the surrender of such Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate and a payment date subsequent to the surrender of such Certificate.

             (d) No Further Ownership Rights; Transfer Books. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Certificates and the Company Stock, as the case may be, formerly represented thereby, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

             (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates on the 182nd day following the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Certificates who have not theretofore received any applicable Merger Consideration and any other dividends or distributions to which they are entitled under this Article III shall thereafter look only to Concentra for payment of their claims with respect thereto and only as general creditors thereof.

             (f) No Liability. None of Concentra, the Surviving Corporation, Mergeco or the Exchange Agent shall be liable to any holder of Certificates for any part of the Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any Certificates five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Entity, shall, to the extent permitted by Applicable Law, become the property of Concentra or the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

             (g) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of Merger Consideration.

             (h) Withholding of Tax. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Cash Merger Consideration and the Class C Cash Payment and any dividends or distributions otherwise payable pursuant to this Agreement to any holder of a Certificate, if any, such amount as the Surviving Corporation (or any Affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

      3.3    Dissenting Shares. Notwithstanding anything in this Agreement to
      ------------------------
the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to
                  -----------------
receive the consideration therefor specified in Section 3.1, but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any
                                                --------  -------
such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's shares of Company Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration therefor specified in Section 3.1, without any interest thereon, as provided in Section 3.2, and such shares shall no longer be Dissenting Shares.

      3.4    No Fractional Shares. No fractional shares of Concentra Common
      ---------------------------
Stock shall be issued in the Merger and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Concentra. All holders of fractional shares of Concentra Common Stock shall be entitled to receive, in lieu thereof, an amount in cash (rounded to the nearest whole cent), without interest, determined by multiplying (i) the fraction of a share of Concentra Common Stock to which such holder would otherwise have been entitled by (ii) the Concentra Common Stock Value.

      3.5    Delivery of Information Prior to Closing.
      -----------------------------------------------

             (a) On the date that is five business days prior to the Closing, the Company shall deliver to Concentra the Estimated Statement of NHR Indebtedness which shall be prepared in accordance with GAAP consistently applied. The Company shall deliver to Concentra all work papers and other supporting documentation used in or relevant to the creation of the Estimated Statement of NHR Indebtedness along with the delivery of the Estimated Statement of NHR Indebtedness.

             (b) Concentra shall review the Estimated Statement of NHR Indebtedness and the supporting material delivered by the Company, and three business days prior to the Closing Concentra shall inform the Company of its agreement or disagreement with the amounts presented in such statements. To the extent Concentra disputes the Estimated Statement of NHR Indebtedness provided by the Company, the Company and Concentra shall provide such disputed statement and all work papers and other supporting documentation used in or relevant to the creation of such statement to Deloitte & Touche no later than two business days prior to the Closing, and Deloitte & Touche shall determine the final form of such statement, which shall be final and binding on the parties hereto, no later than the Closing. The fees and expenses associated with the engagement of Deloitte & Touche in accordance with this Section 3.5 shall be borne equally by the Company and Concentra.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      4.1    Representations and Warranties of the Company. The Company
      ----------------------------------------------------
represents and warrants to Concentra and Mergeco as follows, in each case as qualified by matters reflected on the disclosure schedule delivered by the Company to Concentra and Mergeco on the date of this Agreement (the "Company
                                                                     -------
Disclosure Schedule"):
-------------------

             (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, and each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Company Material Adverse Effect. The Company has heretofore delivered to Concentra complete and correct copies of the Company's certificate of incorporation and bylaws and the charter and bylaws of each of the Company's Subsidiaries. Any entity in which the Company has an ownership interest, including, without limitation, the Company's Subsidiaries (each, a "Related
                                                                    -------
Entity"), and their respective jurisdictions of incorporation are identified on
------
Schedule 4.1(a) of the Company Disclosure Schedule. Each owner and the
---------------
respective amount of such owner's equity interest in each such Related Entity is set forth on Schedule 4.1(a) of the Company Disclosure Schedule. Schedule 4.1(a)
             ---------------                                     ---------------
of the Company Disclosure Schedule sets forth a list of each jurisdiction in which the Company or a Related Entity is qualified or licensed to do business and each assumed name under which any of them conducts business in any jurisdiction.

             (b) Capital Structure. The authorized capital stock of the Company consists of 24,239,286 shares, consisting of (i) 20,000,000 shares of Company Common Stock,

(ii) 3,474,286 shares of Non-Voting Common Stock, par value $0.01 per share, of the Company (the "Non-Voting Company Common Stock"), (iii) 125,000 shares of
                  -------------------------------
Class A Common Stock, (iv) 70,000 shares of Class B Common Stock, (v) 100,000 shares of Class C Common Stock, (vi) 50,000 shares of Class D Common Stock, par value $0.01 per share, of the Company (the "Class D Common Stock"), (vii)
                                            --------------------
210,000 shares of Class E Common Stock, and (viii) 210,000 shares of Class F Common Stock, par value $0.01 per share, of the Company (the "Class F Common
                                                              --------------
Stock"). As of the date of this Agreement: (1) 4,193,732 shares of Company
-----
Common Stock are issued and outstanding, (2) no shares of Non-Voting Company Common Stock are issued and outstanding, (3) 125,000 shares of Class A Common Stock are issued and outstanding, (4) 70,000 shares of Class B Common Stock are issued and outstanding, (5) 50,000 shares of Class C Common Stock are issued and outstanding, (6) no shares of Class D Common Stock are issued and outstanding,
(7) 210,000 shares of Class E Common Stock are issued and outstanding, (8) no shares of Class F Common Stock are outstanding, (9) 1,578,694 shares of Company Common Stock are reserved for issuance pursuant to the Option Conversion Program, (10) 3,472,222 shares of Company Common Stock are reserved for issuance upon conversion of the Class A Common Stock, (11) 1,120,000 shares of Company Common Stock are reserved for issuance upon conversion of the Class B Common Stock, (12) 2,625,000 shares of Company Common Stock are reserved for issuance upon conversion of the Class E Common Stock, (13) no shares of Class E Common Stock or Non-Voting Company Common Stock are reserved for issuance upon conversion of the Class F Common Stock, (14) 92,591 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon exercise of the Company Warrant, and (15) no Voting Debt is issued and outstanding in the Company or any Subsidiary of the Company. All outstanding shares of Company Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 4.1(b) of the Company
                                          ---------------
Disclosure Schedule, all outstanding equity interests of the Subsidiaries of the Company owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, are free and clear of all liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind (collectively, the "Encumbrances"). Set forth in Schedule 4.1(b) of the
                             ------------                 ---------------
Company Disclosure Schedule is a true and complete list of the following: (i) each outstanding award granted under the Option Conversion Program, the name of each holder of each such award and the number of shares of Company Common Stock subject to each such award; (ii) each grant of Company Common Stock to employees which is subject to any risk of forfeiture, the name of each holder of such restricted stock and the number of shares of such restricted stock held by each holder; (iii) the name of each holder of the Company Warrant and the number of shares of Company Common Stock issuable under such Company Warrant; (iv) any obligation of the Company to issue Company Common Stock as a result of the transactions contemplated hereby and the total thereof; and (v) each outstanding loan made by the Company with respect to the purchase of Company Common Stock and the recipient, amount and principal terms thereof. Except as set forth in this Section 4.1(b) or on Schedule 4.1(b) of the Company Disclosure Schedule,
                          ---------------
there are not issued and outstanding or reserved for issuance: (x) any shares of stock, Voting Debt or other voting securities of the Company; (y) any securities of the Company or any Subsidiary of the Company or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities of the Company or any Subsidiary of the Company; or
(z) any options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any

Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock or any Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Transaction Documents, there are not as of the date of this Agreement, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or by which it is bound relating to the voting of any shares of the stock of the Company that will limit in any way the solicitation of proxies or consents from, or the casting of votes by, the stockholders of the Company with respect to the Merger. There are no restrictions on the Company's ability to vote the equity interests of any of its Subsidiaries. All dividends or distributions on securities of the Company that have been declared or authorized prior to the date of this Agreement have been paid in full.

             (c)  Authority; No Violations; Consents and Approvals.

                  (i) The Board of Directors of the Company has approved and declared advisable the Merger and this Agreement and has directed that the Merger and this Agreement be submitted for the approval of the stockholders of the Company. The Company has all requisite power and authority to enter into this Agreement and all other documents to be executed in connection with the transactions contemplated hereby (collectively, the "Transaction Documents") to
                                                     ---------------------
which the Company is a party and, subject, with respect to the consummation of the Merger, to receipt of the Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and each applicable Subsidiary, subject, with respect to the consummation of the Merger, to receipt of the Stockholder Approval, no other action by the Company's board of directors being required. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and each applicable Subsidiary and, subject, with respect to the consummation of the Merger, to receipt of the Stockholder Approval, and assuming the Transaction Documents to which Concentra and Mergeco are parties constitute valid and binding obligations of Concentra and Mergeco, constitute valid and binding obligations of the Company and each applicable Subsidiary, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of the Transaction Documents by the Company and each applicable Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, subject to obtaining the consents, approvals, authorizations and Permits and making the filings described in Section 4.1(c)(iii) or otherwise described on Schedule 4.1(c) of the Company
                                                 ---------------
Disclosure Schedule, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Company's certificate of incorporation or bylaws or any provision of the comparable organizational documents of any of the Company's Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or any guarantee by the Company or any of its Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement or
(D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.1(c)(iii) or as described on Schedule
                             -------------------                    --------
4.1(c) of the Company Disclosure Schedule are duly and timely obtained or made
------
and the Stockholder Approval has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or Permit from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents by the Company or each of its applicable Subsidiaries or the consummation by the Company or its applicable Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing of the certificate of merger with the Secretary of State of the State of Delaware in connection with the Merger, (B) such filings and approvals as may be required by any applicable state takeover laws or environmental laws, as described on Schedule 4.1(c), (C) the filing of a
                                            ---------------
pre-merger notification and report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the\
                                                     -------
expiration or termination of the applicable waiting period thereunder, and (D) any such consent, approval, order, authorization, registration, declaration, filing, or Permit that the failure to obtain or make (1) has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (2) would not, or could not reasonably be expected to, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

             (d) Reports; Financial Statements; Absence of Certain Changes or Events. 1. The Company has filed all forms, reports, statements, and other documents required to be filed with any and all Governmental Entities. All such forms, reports, statements and other documents required to be filed with any Governmental Entity are referred to herein, collectively, as the "Company
                                                                  -------
Reports." The Company Reports were prepared in all material respects in
-------
accordance with the requirements of Applicable Law.

                  (ii) The Company has delivered to Concentra copies of (A) the consolidated balance sheets of the Company as of December 31, 1999 and December 31, 2000, together with the consolidated statements of income and cash flows of the Company for the periods then ended, and the notes thereto, accompanied by the reports thereon of Ernst & Young LLP, independent public accountants, and (B) the unaudited consolidated balance sheet of the Company as of September 30, 2001, together with the related unaudited consolidated statements of income and cash flows for the nine-month period then ended (such audited and unaudited financial statements collectively being referred to as the "Company Financial Statements"). The
 ----------------------------

Company Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and present fairly the information purported to be presented therein as of such dates and for the periods then ended.

                  (iii) Except as disclosed in Schedule 4.1(d) of the Company
                                               ---------------
Disclosure Schedule, there is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of the Company or any of its Subsidiaries that is not reflected or reserved against in the consolidated balance sheet of the Company as of September 30, 2001 (the "Company Balance
                                                            ---------------
Sheet"), other than (A) liabilities incurred in the ordinary course of business
-----
in a manner consistent with past practice since September 30, 2001 (the "Balance
                                                                         -------
Sheet Date"), or (B) any such liability or obligation which would not be
----------
required to be presented in financial statements or the notes thereto prepared in conformity with GAAP applied on a consistent basis.

                  (iv) Except as disclosed in Schedule 4.1(d) of the Company
                                              ---------------
Disclosure Schedule, since the Balance Sheet Date, each of the Company and its Subsidiaries has conducted its business only in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by
Section 5.1 if the terms of such section had been in effect as of and after the Balance Sheet Date. Since the Balance Sheet Date, there has not occurred, and none of the Company or any of its Subsidiaries has incurred or suffered, any event, circumstance, or fact that has had, or could reasonably be expected to result in, a Company Material Adverse Effect.

             (e) No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company's certificate of incorporation or bylaws or the comparable organizational documents of any of the Company's Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate have not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

             (f)  Compliance with Applicable Laws. Schedule 4.1(f) of the
                                                   ---------------
Company Disclosure Schedule contains a list of all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities (each, a "Permit" and collectively, the "Permits") necessary for the lawful conduct of
   ------                         -------
the business of the Company and its Subsidiaries, except for any such Permits, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries holds all such Permits and is in compliance with the terms of its Permits, except where the failure so to comply has not had, and could not reasonably be expected to have, a Company Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect. As of the date of this Agreement and to the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which has not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

             (g)  Absence of Litigation. Except as set forth in Schedule 4.1(g)
                                                                ---------------
of the Company Disclosure Schedule, there is no claim, action, suit, inquiry, judicial, or administrative proceeding, grievance, or arbitration pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of the assets of the Company or any of its Subsidiaries by or before any arbitrator or Governmental Entity, nor are there any investigations relating to the Company or any of its Subsidiaries or any of such assets pending or, to the Knowledge of the Company, threatened by or before any arbitrator or Governmental Entity. Except as set forth in Schedule 4.1(g) of the
                                                          ---------------
Company Disclosure Schedule, there is no judgment, decree, injunction, order, determination, award, finding, or letter of deficiency of any Governmental Entity or arbitrator, or settlement agreement, outstanding against the Company or any of its Subsidiaries or any of the assets of the Company or any of its Subsidiaries.

             (h) Insurance. Since January 1, 1998, each of the Company and its Subsidiaries has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 4.1(h) of the Company Disclosure Schedule sets forth an
            ---------------
accurate summary of all title, fire, general liability, malpractice liability, theft, and other forms of insurance and all fidelity bonds held by or applicable to the Company and its Subsidiaries. Except as set forth on Schedule 4.1(h) of
                                                            ---------------
the Company Disclosure Schedule, the title insurance and the policies of general liability, malpractice liability, fire, theft, and other insurance maintained with respect to the operations, assets, or business of the Company and its Subsidiaries provide adequate coverage against loss. No event has occurred, including the failure by the Company or any of its Subsidiaries to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its Subsidiaries under any such insurance policies in such a manner as could reasonably be expected to have a Company Material Adverse Effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no such insurance policy has been canceled within the last two years prior to the date hereof.

             (i) Owned Real Property. Neither the Company nor its Subsidiaries owns or otherwise has an ownership interest in, nor has owned or otherwise had an ownership interest in at any time during the previous three years, any Company Owned Real Property.

             (j)  Leased Real Property. Schedule 4.1(j) of the Company
                                        ---------------
Disclosure Schedule contains an accurate description of all the Company Leased Real Property. Each lease described in Schedule 4.1(j) of the Company Disclosure
                                       ---------------
Schedule is a valid and binding obligation of the Company or its Subsidiaries and is in full force and effect without amendment. Neither the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no other party is, in default under any lease described in Schedule 4.1(j) of the Company Disclosure
                                     ---------------
Schedule. All leasehold interests listed in Schedule 4.1(j) of the Company
                                            ---------------
Disclosure Schedule (including the improvements thereon) are available for immediate use in the conduct of the business and operations of the Company and its Subsidiaries as currently conducted. Except as disclosed on Schedule 4.1(j) of the Company Disclosure
                                  ---------------
Schedule, no third-party consents are necessary with respect to the Company Leased Real Property in connection with the transactions contemplated by this Agreement.

             (k)  Personal Property. Except as set forth on Schedule 4.1(k) of
                                                            ---------------
the Company Disclosure Schedule, each of the Company and its Subsidiaries has good title to, or a valid leasehold or license interest in, all Company Personal Property held by it and none of the Company Personal Property is subject to any Lien, except for Company Permitted Liens. Neither the Company nor any of its Subsidiaries is, and to the Knowledge of the Company, no other party is, in default under any of the leases, licenses and other contracts relating to the Company Personal Property. Except as otherwise disclosed in Schedule 4.1(k) of
                                                            ---------------
the Company Disclosure Schedule, the Company Personal Property (i) is in good operating condition and repair (ordinary wear and tear excepted) and (ii) is available for immediate use in the business and operation of the Company and its Subsidiaries as currently conducted.

             (l) Liens and Encumbrances. All of the assets of the Company and its Subsidiaries, including leases, are free and clear of all liens, pledges, claims, security interests, restrictions, mortgages, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options or encumbrances of any kind (collectively, "Liens") except (i) Permitted
                                         -----
Encumbrances and (ii) Liens set forth on Schedule 4.1(l) of the Company
                                         ---------------
Disclosure Schedule (the Liens referred to in clauses (i) and (ii) being "Company Permitted Liens"). At the Closing, all of the assets of the Company and
 -----------------------
its Subsidiaries shall be free and clear of all Liens other than Permitted Encumbrances and Liens arising in connection with the NHR Indebtedness.

             (m)  Environmental Matters. Except as disclosed on Schedule 4.1(m)
                                                                ---------------
of the Company Disclosure Schedule,

                  (i) The real property and facilities owned, operated, and leased by the Company or any of its Subsidiaries and the operations of the Company or any of its Subsidiaries thereon comply and have at all times complied in all material respects with all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety, including all Environmental Laws;

                  (ii) No judicial proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of any Environmental Laws, and there are no administrative proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging the violation of any Environmental Laws and no notice from any Governmental Entity or any private or public person has been received by the Company claiming any violation of any Environmental Laws in connection with any real property or facility owned, operated or leased by the Company or any of its Subsidiaries, or requiring any remediation, clean-up, modification, repairs, work, construction, alterations, or installations on or in connection with any real property or facility owned, operated or leased by the Company or any of its Subsidiaries that are necessary to comply with any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving notice;

                  (iii) All Permits required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Laws in connection with the operations of the Company or any of its Subsidiaries, including those activities relating to the generation, use, storage, treatment, disposal, release, or remediation of Hazardous Substances, have been duly obtained or filed, and the Company and each of its Subsidiaries is and has at all times been in full compliance in all material respects with the terms and conditions of all such Permits;

                  (iv) All Hazardous Substances used or generated by the Company, any of its Subsidiaries or any of their respective predecessors on, in, or under any of the owned property or facilities are, and have at all times been, generated, stored, used, treated, disposed of, and released by such persons or on their behalf in such manner as not to result in any Environmental Costs or Liabilities. To the Knowledge of the Company, all Hazardous Substances used or generated by the Company, any of its Subsidiaries or any of their respective predecessors on, in, or under any of the leased real property or facilities are, and have at all times been, generated, stored, used, treated, disposed of, and released by such persons or on their behalf in such manner as not to result in any Environmental Costs or Liabilities. "Hazardous Substances"
                                                          --------------------
means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or any material which contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (C) PCBs, or PCB-containing materials, or fluids; (D) radon; (E) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant, constituent, or solid, liquid or gaseous waste; (F) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; (G) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires environmental investigation, monitoring or remediation; and (H) any underground storage tanks, dikes, or impoundments as defined under any Environmental Laws. "Environmental Costs or Liabilities" with respect to any person means any
 ----------------------------------
losses, liabilities, obligations, damages, fines, penalties, judgments, settlements, actions, claims, costs and expenses (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants, and the costs of investigation or feasibility studies and performance of remedial or removal actions and cleanup activities) in connection with any (1) violation of any Environmental Laws, (2) order of, or contract of that person or any of its Subsidiaries with, any Governmental Entity or any private or public persons arising out of or resulting from the treatment, storage, disposal or release by that person or any of its Subsidiaries or any of their predecessors of any Hazardous Substances or (3) claim by any private or public person arising out of any exposure of any person or property to Hazardous Substances;

                  (v) There are not now, nor have there been in the past, on, in or under any property or facilities when owned by the Company or any if its Subsidiaries or when owned or operated by any of their predecesors, any Hazardous Substances that are in a condition or location that violates any Environmental Law or that reasonably could be expected to require remediation under any Environmental Laws or give rise to a claim for damages or compensation by any affected person or to any Environmental Costs or Liabilities. To the Knowledge of the Company, there are not now, nor have there been in the past, on, in or under any property or facilities when leased by the Company or any if its Subsidiaries or when leased by any of their predecessors, any Hazardous Substances that are in a condition or location that violates any Environmental Law or that reasonably could be expected to require remediation under any Environmental Laws or give rise to a claim for damages or compensation by any affected person or to any Environmental Costs or Liabilities; and

                  (vi) Neither the Company nor any of its Subsidiaries has received, and to the Knowledge of the Company, does not expect to receive, any notification from any source advising it that: (A) it is a potentially responsible party under CERCLA or any other Environmental Laws; (B) any real property or facility currently or previously owned, operated, or leased by it is identified or proposed for listing as a federal NPL (or state-equivalent) site or a CERCLIS list (or state-equivalent) site; and (C) any facility to which it has ever transported or otherwise arranged for the disposal of Hazardous Substances is identified or proposed for listing as an NPL (or state-equivalent) site or CERCLIS (or state-equivalent) site.

             (n)  Taxes. Except as set forth on Schedule 4.1(n) of the Company
                                                ---------------
Disclosure Schedule:

                  (i) All material Tax Returns required to be filed by or with respect to the Company, each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. The Company, each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member, has duly and timely paid (or there has been paid on its behalf) all material Taxes that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company's unaudited financial statements for the quarter ended September 30, 2001, in accordance with GAAP. With respect to any period for which Taxes are not yet due with respect to the Company, any Subsidiary, and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member, the Company and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in its most recent financial statements. The Company and each of its Subsidiaries has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

                  (ii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, material Taxes due from or with respect to the Company, any of its Subsidiaries, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any material Taxes due from or with respect to the Company or any of its

Subsidiaries or any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member, other than normal and routine audits by nonfederal governmental authorities. All material deficiencies of Taxes assessed by any applicable taxing authority have been paid, fully settled or adequately provided for in the Company Balance Sheet. Neither the Company nor any Subsidiary of the Company has received written notice that any assessment of material Taxes is proposed against the Company or any of its Subsidiaries or any of their assets.

                  (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Subsidiaries or any of their assets. None of the Company or any of its Subsidiaries has agreed to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries which, in each respective case, will or would reasonably cause the Company or any of its Subsidiaries to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

                  (iv) Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

                  (v) Neither the Company nor any of its Subsidiaries has executed or entered into with the IRS, or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company or any of its Subsidiaries for any taxable period ending after the Closing Date.

                  (vi) There are no requests for rulings from any taxing authority for information with respect to Taxes of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by the Company or any of its Subsidiaries have been proposed in written form.

                  (vii) None of the property of the Company or any Subsidiary of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 186(g)(5) of the Code).

                  (viii) There are no excess loss accounts or deferred intercompany transactions between (A) the Company and any of its Subsidiaries or
(B) any Subsidiaries of the Company, within the meaning of Treas. Reg.ss.ss. 1.1502-19 or 1.1502-13, respectively.

             (o)  Certain Agreements.

                  (i)      Schedule 4.1(o) of the Company Disclosure Schedule
                           ---------------
lists each (A) employment or consulting Company Contract which is not terminable without liability, penalty or payment of severance on 30 days or less notice,
(B) Company Contract under which any party thereto remains obligated to provide goods or services having a value, or to make payments aggregating, in excess of $100,000 per year or $150,000 in the aggregate, and (C) other Company Contract that is material to the Company or any of its Subsidiaries, or to their respective business, in any such case to which the Company or any of its Subsidiaries is a party or the Company or any of its Subsidiaries or their respective assets are bound (collectively, the "Company Material Contracts").
                                                --------------------------
Each Company Material Contract described in Schedule 4.1(o) of the Company
                                            ---------------
Disclosure Schedule or required to be so described is a valid and binding obligation of the Company or its Subsidiaries and is in full force and effect without amendment. Each of the Company and its Subsidiaries and, to the Knowledge of the Company, each other party to the Company Material Contracts, has performed in all material respects the obligations required to be performed by it under the Company Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. Schedule
                                                                        --------
4.1(o) of the Company Disclosure Schedule identifies, as to each Company
------
Material Contract listed thereon, whether the consent of the other party thereto is required in order for such Company Material Contract to continue in full force and effect upon the consummation of the Merger or whether such Company Material Contract can be canceled by the other party without liability to such other party due to the consummation of the Merger. A complete copy of each written Company Material Contract and a description of each oral Company Material Contract has been provided to Concentra prior to the date of this Agreement or will be provided to Concentra prior to the Closing Date.

                  (ii) Neither the Company nor any of its Subsidiaries is a party to any oral or written agreement, plan or arrangement with any employee, consultant or independent contractor of the Company or any of its Subsidiaries
(A) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing severance benefits longer than 30 days or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, or (C) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of the Merger.

             (p)  ERISA Compliance; Labor.

                  (i) Neither the Company nor any of its Subsidiaries or any other trades or businesses under common control within the meaning of
Section 4001(b)(1) of ERISA with the Company or any of its Subsidiaries (collectively, the "Company ERISA Group") has within the six years prior to the
                    -------------------
Closing Date maintained or contributed to any Employee Benefit Plan that has been subject to Title IV of ERISA. Each Company Employee Benefit Plan has been administered in compliance in all material respects with its terms, the applicable provisions of ERISA, the Code and all other Applicable Laws. Except as set forth on Schedule 4.1(p) of the Company Disclosure Schedule, there are no
                ---------------
Company Employee Benefit Plans.

                  (ii) True, correct, and complete copies of each of the Company Employee Benefit Plans, and related trusts, if applicable, have been furnished to Concentra, along with the most recent report filed on Form 5500 and summary plan description with respect to each Company Employee Benefit Plan required to file Form 5500. Each Company Employee Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the IRS regarding its qualified status or the remedial amendment period for submitting a determination letter request is open. There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, any of the Company Employee Benefit Plans. To the Knowledge of the Company, there is no matter pending with respect to any of the Company Employee Benefit Plans before the IRS or the Department of Labor. Except as required by Applicable Law, none of the Company Employee Benefit Plans provides medical insurance coverage following retirement.

                  (iii) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. Neither the Company nor any of its Subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. Each of the Company and its Subsidiaries (A) is, and has always been since January 1, 1999, in substantial compliance with all Applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, equal employment opportunity, employee benefits, affirmative action, wages and hours, plant closing and mass layoff, occupational safety and health, immigration, and workers' compensation, (B) is not engaged, nor has it since January 1, 1999, engaged, in any unfair labor practices, and has no, and has not had since January 1, 1999, any unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the Knowledge of the Company, threatened against it, (C) has no, and has not had since January 1, 1999, any grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement, pending or, to the Knowledge of the Company, threatened against it and (D) has no, and has not had since January 1, 1999, any charges, complaints or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating employment practices, pending, or, to the Company's Knowledge, threatened against it. There is no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1999. To the Knowledge of the Company, no union organizational campaign or representation petition is currently pending with respect to any of the employees of the Company or any of its Subsidiaries.

             (q)  Intellectual Property.

                  (i) Each of the Company and its Subsidiaries owns or has a right to use all intellectual property currently used by it in connection with, and material to, the operation of its businesses, including, without limitation, each Trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secret, technology, software, Know-how, customer lists and copyright, including any registrations thereof and pending applications therefor, and each license or other contract relating thereto that is material to the conduct of its business (collectively, the "Company Intellectual Property"), free
     -----------------------------
and clear of any and all Liens, other than Permitted Encumbrances, except where the failure to own or have a right to use such property or such Lien would not have a Company Material Adverse Effect. All material Company Intellectual Property and a listing of all names under which the Company and each of its Subsidiaries has operated are set forth on Schedule 4.1(q) of the Company
                                           ---------------
Disclosure Schedule. The use of the Company Intellectual Property by the Company or its Subsidiaries does not in any material respect conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, Trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secrets, technology, software, Know-how, customer lists, copyright or any pending application therefor (collectively, "Intangible Rights") of any other person, and the
                         -----------------
Company does not have Knowledge of any claims thereof. The use of all Company Intellectual Property will not be adversely affected by the Merger, except where such adverse effect would not have a Company Material Adverse Effect.

                  (ii)     Schedule 4.1(q) of the Company Disclosure Schedule
                           ---------------
also lists all software owned by the Company and each of its Subsidiaries that is currently licensed to third parties by the Company or its Subsidiaries (the "Company Owned Software"). Except as disclosed on Schedule 4.1(q) of the Company
 ----------------------                           ---------------
Disclosure Schedule, (A) each of the Company and its Subsidiaries has sole title to the Company Owned Software, free of all claims including claims or rights of employees, independent contractors, agents, consultants or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such software; (B) the Company Owned Software does not contain any Company Licensed Software or any other software (other than third party operating systems), or derivatives of any of the foregoing; and (C) each of the Company and its Subsidiaries has the right to use, market, distribute, sublicense, modify and copy the Company Owned Software owned by it, free and clear of any limitations or encumbrances (including any obligations to pay royalties). Schedule 4.1(q) of the Company Disclosure Schedule also lists all
            ---------------
the licensees of the Company Owned Software. Neither the Company nor any of its Subsidiaries is infringing any Intangible Rights of any other person with respect to the Company Owned Software, and, to the Knowledge of the Company, no other person is infringing any Intangible Rights of the Company with respect to the Company Owned Software.

                  (iii)    Schedule 4.1(q) of the Company Disclosure Schedule
                           ---------------
lists all material software other than commercial off-the-shelf "shrink-wrap" or "click-wrap" software for which the Company or any of its Subsidiaries is a licensee, lessee or otherwise has obtained from a third party the right to use, market, distribute, sublicense or otherwise transfer the right to use such software (the "Company Licensed Software"). Each of the Company and its
               -------------------------
Subsidiaries has made use of all copies of the Company Licensed Software in its possession as permitted by the respective license agreements in all material respects. Each of the Company and its Subsidiaries has complied with all material provisions of the license, lease or other similar agreement pursuant to which it has rights to use the Company Licensed Software, except where non-compliance would not have a Company Material Adverse Effect.

                  (iv) The Merger will not cause a breach of, default under or otherwise trigger a right to terminate the license agreement by which the Company or any of its Subsidiaries licenses any Company Licensed Software or Company Owned Software or impair the Company's or any of its Subsidiaries' ability to use the Company Licensed Software or license the Company Owned Software in the same manner as such software is currently used or licensed in its business, except where such breach, default or right would not have a Company Material Adverse Effect.

                  (v) Each of the Company and its Subsidiaries and, to the Knowledge of the Company, the other parties to any contract under which the Company or any of its Subsidiaries is the licensor, lessor or has otherwise granted the rights to use any Company Owned Software are in compliance therewith and are not in breach of their obligations with respect thereto, except where non-compliance or breach would not have a Company Material Adverse Effect.

                  (vi) Each of the Company and its Subsidiaries has taken all reasonable and practicable steps to protect and preserve the confidentiality of all Company Intellectual Property for which value is contingent upon maintenance of such confidentiality not subject to copyright or patent rights ("Company Confidential IP Information").
  -----------------------------------

             (r)  Affiliate Relationships. Except as disclosed on
Schedule 4.1(r) of the Company Disclosure Schedule, there are no contracts or
---------------
other arrangements involving the Company or any of its Subsidiaries in which any member, manager, partner, officer, director or Affiliate of the Company or any of its Subsidiaries has a financial interest, including indebtedness to the Company or any of its Subsidiaries.

             (s) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

             (t) No Dispositions. Since the Balance Sheet Date, there has not occurred any sale, lease, transfer, assignment, abandonment or other disposition of any of the assets of the Company or any of its Subsidiaries other than any disposition of (i) obsolete property, (ii) property in connection with the acquisition of replacement property of equal value, or (iii) assets having, in the aggregate, a value of less than $10,000 disposed of in the ordinary course of business and consistent with past practices.

             (u) Disclosure. No representation or warranty by the Company contained in this Agreement or in any certificate furnished pursuant to this Agreement nor any information furnished pursuant to Section 6.3 or any other section of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

             (v) Stockholder Approval. The affirmative vote of a majority of the outstanding shares of Company Common Stock, Class A Common Stock, Class B Common Stock and Class E Common Stock, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

             (w) Tax Treatment. To its Knowledge, after consulting with its Tax counsel, neither the Company nor any of its affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code.

             (x) Cash on Hand. As of October 31, 2001, the Company had Cash on Hand of approximately $2,000,000, but in no event less than $1,800,000.

      4.2    Representations and Warranties of Concentra and Mergeco. Concentra
      --------------------------------------------------------------
and Mergeco represent and warrant, jointly and severally, to the Company as follows, in each case as qualified by matters reflected on the disclosure schedule delivered by Concentra and Mergeco to the Company on the date of this Agreement (the "Concentra Disclosure Schedule"):
                -----------------------------

             (a) Organization, Standing and Power. Each of Concentra and Mergeco is a corporation duly formed and validly existing under the DGCL and is in good standing with the Delaware Secretary of State. Each of Concentra's other Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and each of Concentra and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Concentra Material Adverse Effect. Concentra has heretofore delivered to the Company complete and correct copies of Concentra's certificate of incorporation and bylaws and the charter, bylaws or other organizational documents of each of Concentra's Subsidiaries. All Subsidiaries of Concentra and their respective jurisdictions of incorporation or organization are identified on Schedule 4.2(a) of the Concentra Disclosure Schedule. Each
                  ---------------
owner and the respective amount of such owner's equity interest in each such Subsidiary is set forth on Schedule 4.2(a) of the Concentra Disclosure Schedule.
                           ---------------

             (b) Capital Structure. As of the date hereof, the authorized capital stock of Concentra consists of (i) 100,000,000 shares of Concentra Common Stock, (ii) 5,000,000 shares of Class A Common Stock, $0.01 par value per share, and (iii) 20,000,000 shares of preferred stock, par value $0.01 per share (the "Concentra Preferred Stock"). As of the date hereof: (1) 26,395,197 shares
      -------------------------
of Concentra Common Stock are issued and outstanding; (2) 1,854,545 shares of Class A Common Stock are issued and outstanding; (3) no shares of Concentra Preferred Stock are issued and outstanding; (4) 3,750,000 shares of Concentra Common Stock are reserved for issuance pursuant to the Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan; (5) 565,875 shares of Concentra Common Stock are reserved for issuance pursuant to the Concentra Managed Care, Inc. 1997 Long Term Incentive Plan; (6) 5,706 shares of Concentra Common Stock are reserved for issuance pursuant to the Preferred Payment Systems, Inc. 1996 Incentive Stock Plan; (7) warrants to purchase 2,366,684 shares of Concentra Common Stock are issued and outstanding; (8) 1,854,545 shares of Concentra Common Stock are reserved for issuance upon conversion of Concentra's Class A Common Stock; (9) 2,366,684 shares of Concentra Common Stock are subject to issuance, and are also reserved for issuance, upon exercise of the Concentra Warrants and (10) no Voting Debt is issued and outstanding in Concentra or any of its Subsidiaries. As of the date hereof, the authorized capital stock of Mergeco consists of 1,000 shares of Mergeco Common Stock and 100 shares of Mergeco Common Stock are issued and outstanding and owned by Concentra. All outstanding shares of Concentra Common Stock and Concentra Class A Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 4.2(b)
                                                                 ---------------
of the Concentra Disclosure Schedule, all outstanding equity interests of the Subsidiaries of Concentra owned by Concentra, or a direct or indirect wholly owned Subsidiary of Concentra, are free and clear of all Encumbrances. Except as set forth in this Section 4.2(b) or on Schedule 4.2(b) of the Concentra
                                       ---------------
Disclosure Schedule, there are not issued and outstanding or reserved for issuance: (x) any shares of stock, Voting Debt or other voting securities of Concentra or its Subsidiaries; (y) any securities of Concentra or any Subsidiary of Concentra or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities of Concentra or any Subsidiary of Concentra; and (z) any options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Concentra or any Subsidiary of Concentra is a party or by which it is bound in any case obligating Concentra or any Subsidiary of Concentra to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock or any Voting Debt or other voting securities of Concentra or of any Subsidiary of Concentra, or obligating Concentra or any Subsidiary of the Concentra to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no restrictions on Concentra's ability to vote the equity interests of any of its Subsidiaries. Except as set forth on Schedule 4.2(b) of the Concentra
                                            ---------------
Disclosure Schedule, all dividends or distributions on securities of Concentra that have been declared or authorized prior to the date of this Agreement have been paid in full.

             (c)  Authority; No Violations, Consents and Approvals.

                  (i) Each of Concentra and Mergeco has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Concentra and Mergeco, no other action by Concentra's board of directors being required. The Transaction Documents to which Concentra and Mergeco are a party have been duly executed and delivered by each of Concentra and Mergeco as the case may be, and assuming the Transaction Documents to which the Company or any of its Subsidiaries is a party constitute the valid and binding obligations of the Company or its Subsidiary, as the case may be, constitute a valid and binding obligation of each of Concentra and Mergeco enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of the Transaction Documents by Concentra and Mergeco do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in Section 4.2(c)(iii) or otherwise described on Schedule 4.2(c) of the Concentra
                                      ---------------
Disclosure Schedule, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Concentra or Mergeco or any of their Subsidiaries under, require the consent or approval of any third party lender or otherwise result in a material detriment to Concentra or Mergeco or any of their Subsidiaries under, any provision of (A) the certificates of incorporation or bylaws of Concentra or Mergeco or any provision of the comparable organizational documents of any of Concentra's other Subsidiaries,
(B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Concentra or Mergeco or any of their Subsidiaries or their respective properties or assets or any guarantee by Concentra or Mergeco or any of their Subsidiaries of the foregoing, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.2(c)(iii) or described on
Schedule 4.2(c) of the Concentra Disclosure Schedule are duly and timely
---------------
obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concentra or Mergeco or any of their Subsidiaries or any of their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or Permit from any Governmental Entity is required by or with respect to Concentra or Mergeco or any of their Subsidiaries in connection with the execution and delivery by Concentra or Mergeco of the Transaction Documents to which Concentra or Mergeco is a party or the consummation by Concentra or Mergeco of the transactions contemplated hereby or thereby, except for: (A) the filing of the certificate of merger with the Secretary of State of the State of Delaware; (B) such filings and approvals as may be required by any applicable state takeover laws or environmental laws, as described on Schedule 4.2(c); (C) filings under the HSR Act; and (D) any such
             ---------------
consent, approval, order, authorization, registration, declaration, filing, or Permit that the failure to obtain or make (1) has not had, and could not reasonably be expected to have, individually or in the aggregate, a Concentra Material Adverse Effect, or (2) would not, or could not reasonably be expected to, materially impair the ability of Concentra or Mergeco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

             (d) Reports; Financial Statements; Absence of Certain Changes or Events.

                  (i) Concentra has filed all forms, reports, statements, and other documents required to be filed with any and all Governmental Entities. All such forms, reports, statements and other documents required to be filed with any Governmental Entity are referred to herein, collectively, as the "Concentra Reports". The Concentra Reports were prepared in all material
 -----------------
respects in accordance with the requirements of Applicable Law.

                  (ii) Concentra has delivered to the Company copies of (A) the consolidated balance sheets of Concentra as of December 31, 1999 and December 31, 2000, together with the consolidated statements of income and cash flows of Concentra for the periods then ended, and the notes thereto, accompanied by the reports thereon of Arthur Andersen, independent public accountants, and (B) the unaudited consolidated balance sheet of Concentra as of September 30, 2001, together with the related unaudited consolidated statements of income and cash flows for the nine-month period then ended (such audited and unaudited financial statements collectively being referred to as the "Concentra Financial
                                                  -------------------
Statements"). The Concentra Financial Statements, including the notes thereto,
----------
were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and present fairly the information purported to be presented therein as of such dates and for the periods then ended.

                  (iii)    Except as disclosed in Schedule 4.2(d) of the
                                                  ---------------
Concentra Disclosure Schedule, there is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Concentra or any of its Subsidiaries that is not reflected or reserved against in the consolidated balance sheet of Concentra as of September 30, 2001 (the "Concentra
                                                                       ---------
Balance Sheet"), other than (A) liabilities incurred in the ordinary course of
-------------
business in a manner consistent with past practice since the Balance Sheet Date, or (B) any such liability or obligation which would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP applied on a consistent basis.

                  (iv)     Except as disclosed in Schedule 4.2(d) of the
                                                  ---------------
Concentra Disclosure Schedule, since the Balance Sheet Date, Concentra has conducted its business only in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by Section 5.2 if the terms of such section had been in effect as of and after the Balance Sheet Date. Since the Balance Sheet Date, there has not occurred, and none of Concentra or any of its Subsidiaries has incurred or suffered, any event, circumstance, or fact that has had, or could reasonably be expected to result in, a Concentra Material Adverse Effect.

             (e) No Default. Neither Concentra nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) Concentra's certificate of incorporation or bylaws or the comparable organizational documents of any of Concentra's Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Concentra or any of its Subsidiaries is now a party or by which Concentra or any of its Subsidiaries or any of their respective properties or assets is bound or
(iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Concentra or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate have not had, and could not reasonably be expected to have, a Concentra Material Adverse Effect.

             (f)  Compliance with Applicable Laws. Schedule 4.2(f) of the
                                                   ---------------
Concentra Disclosure Schedule contains a list of all Permits necessary for the lawful conduct of the business of Concentra and its Subsidiaries, except for any such Permits, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Concentra Material Adverse Effect. Each of Concentra and its Subsidiaries holds all such Permits and is in compliance with the terms of its Permits, except where the failure so to comply has not had, and could not reasonably be expected to have, a Concentra Material Adverse Effect. The businesses of Concentra and each of its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which have not had, and could not reasonably be expected to have, a Concentra Material Adverse Effect. As of the date hereof and to the Knowledge of Concentra, no investigation or review by any Governmental Entity with respect to Concentra or any of its Subsidiaries is pending or threatened, other than those the outcome of which has not had, and could not reasonably be expected to have, a Concentra Material Adverse Effect.

             (g) Absence of Litigation. Except as disclosed in the Concentra SEC Documents, there is no claim, action, suit, inquiry, judicial, or administrative proceeding, grievance, or arbitration pending or, to the Knowledge of Concentra, threatened against Concentra or any of its Subsidiaries or any of the assets of Concentra or any of its Subsidiaries by or before any arbitrator or Governmental Entity, nor are there any investigations relating to Concentra or any of its Subsidiaries or any of such assets pending or, to the Knowledge of Concentra, threatened by or before any arbitrator or Governmental Entity, in either case that would have a Concentra Material Adverse Effect. Except as disclosed in the Concentra SEC Documents, there is no judgment, decree, injunction, order, determination, award, finding, or letter of deficiency of any Governmental Entity or arbitrator, or settlement agreement, outstanding against Concentra, any of its Subsidiaries or any of their respective assets. There is no action, suit, inquiry, judicial, or administrative proceeding pending or, to the Knowledge of Concentra, threatened against Concentra or any of its Subsidiaries relating to the Merger.

             (h) Insurance. Since January 1, 1998, Concentra and each of its Subsidiaries has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 4.2(h) of the Concentra Disclosure Schedule sets forth an
            ---------------
accurate summary of all title, fire, general liability, malpractice liability, theft, and other forms of insurance and all fidelity bonds held by or applicable to Concentra and its Subsidiaries. The title insurance and the policies of general liability, malpractice liability, fire, theft, and other insurance maintained with respect to the operations, assets, or business of Concentra and its Subsidiaries provide adequate coverage against loss. No event has occurred, including the failure by Concentra or any of its Subsidiaries to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of Concentra or any of its Subsidiaries under any such insurance policies in such a manner as could have a Concentra Material Adverse Effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years prior to the date hereof.

             (i) SEC Documents. Concentra has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Concentra Operating with the SEC since January 1, 2000 and prior to or on the date of this Agreement (the "Concentra
                                                                    ---------
SEC Documents"), which are all the documents (other than preliminary material)
-------------
that Concentra or its Subsidiaries were required to file with the SEC between January 1, 2000 and the date of this Agreement. As of their respective dates, the Concentra SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Concentra SEC Documents, and none of the Concentra SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Concentra or its Subsidiaries has any outstanding and unresolved comments from the SEC with respect to any of the Concentra SEC Documents. The consolidated financial statements of Concentra Operating included in the Concentra SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Concentra Operating and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Concentra Operating and its consolidated Subsidiaries for the periods presented therein.

             (j)  Liens and Encumbrances. Except as disclosed in Schedule 4.2(j)
                                                                 ---------------
of the Concentra Disclosure Schedule, all of the assets of Concentra and each of its Subsidiaries, including leases, are free and clear of all Liens except Permitted Encumbrances.

             (k)  Environmental Matters. Except as expressly disclosed in
Schedule 4.2(m) of the Concentra Disclosure Schedule,
---------------

                  (i) The real property and facilities owned, operated, and leased by Concentra and each of its Subsidiaries and the operations of Concentra and each of its Subsidiaries thereon comply and have at all times complied in all material respects with all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety, including all Environmental Laws;

                  (ii) No judicial proceedings are pending or, to the Knowledge of Concentra, threatened against Concentra or any of its Subsidiaries alleging the violation of any Environmental Laws, and there are no administrative proceedings pending or, to the Knowledge of Concentra, threatened against Concentra or any of its Subsidiaries, alleging the violation of any Environmental Laws and no notice from any Governmental Entity or any private or public person has been received by Concentra claiming any violation of any Environmental Laws in connection with any real property or facility owned, operated or leased by Concentra or any of its Subsidiaries, or requiring any remediation, clean-up, modification, repairs, work, construction, alterations, or installations on or in connection with any real property or facility owned, operated or leased by Concentra or any of its Subsidiaries that are necessary to comply with any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving notice;

                  (iii) All Permits required to be obtained or filed by Concentra or any of its Subsidiaries under any Environmental Laws in connection with their respective operations, including those activities relating to the generation, use, storage, treatment, disposal, release, or remediation of Hazardous Substances have been duly obtained or filed, and Concentra and each of its Subsidiaries is and has at all times been in full compliance in all material respects with the terms and conditions of all such Permits;

                  (iv) All Hazardous Substances used or generated by Concentra or any of its Subsidiaries or any of their predecessors on, in, or under any of the owned real property or facilities are and have at all times been generated, stored, used, treated, disposed of, and released by such persons or on their behalf in such manner as not to result in any Environmental Costs or Liabilities. To the Knowledge of Concentra, all Hazardous Substances used or generated by Concentra or any of its Subsidiaries or any of their predecessors on, in, or under any of the leased real property or facilities are and have at all times been generated, stored, used, treated, disposed of, and released by such persons or on their behalf in such manner as not to result in any Environmental Costs or Liabilities;

                  (v) There are not now, nor have there been in the past, on, in or under any property or facilities when owned or operated by Concentra or any of its Subsidiaries or when owned or operated by any of their predecessors, any Hazardous Substances that are in a condition or location that violates any Environmental Law or that reasonably could be expected to require remediation under any Environmental Laws or give rise to a claim for damages or compensation by any affected person or to any Environmental Costs or Liabilities. To the Knowledge of Concentra, there are not now, nor have there been in the past, on, in or under any property or facilities when leased by Concentra or any of its Subsidiaries or when leased by any of their predecessors, any Hazardous Substances that are in a condition or location that violates any Environmental Law or that reasonably could be expected to require remediation under any Environmental Laws or give rise to a claim for damages or compensation by any affected person or to any Environmental Costs or Liabilities; and

                  (vi) Concentra has not received, and to the Knowledge of Concentra, does not expect to receive, any notification from any source advising Concentra that: (A) it or any of its Subsidiaries is a potentially responsible party under CERCLA or any other Environmental Laws; (B) any real property or facility currently or previously owned, operated, or leased by it or any of its Subsidiaries is identified or proposed for listing as a federal NPL (or state-equivalent) site or a CERCLIS list (or state-equivalent) site; and (C) any facility to which it or any of its Subsidiaries has ever transported or otherwise arranged for the disposal of Hazardous Substances is identified or proposed for listing as an NPL (or state-equivalent) site or CERCLIS (or state-equivalent) site.

             (l)  Taxes.

                  (i) All material Tax Returns required to be filed by or with respect to Concentra, each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its Subsidiaries is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. Concentra, each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its Subsidiaries is or was a member, has duly and timely paid (or there has been paid on its behalf) all material Taxes that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in Concentra's unaudited financial statements for the quarter ended September 30, 2001, in accordance with GAAP. With respect to any period for which Taxes are not yet due with respect to Concentra, any Subsidiary, and any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its Subsidiaries is or was a member, Concentra and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in its most recent financial statements. Concentra and each of its Subsidiaries has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

                  (ii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, material Taxes due from or with respect to Concentra, any of its Subsidiaries, or any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its Subsidiaries is or was a member, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any material Taxes due from or with respect to Concentra or any of its Subsidiaries or any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its Subsidiaries is or was a member, other than normal and routine audits by nonfederal governmental authorities. All material deficiencies of Taxes assessed by any applicable taxing authority have been paid, fully settled or adequately provided for in the financial statements. Neither Concentra nor any Subsidiary of Concentra has received written notice that any assessment of material Taxes is proposed against Concentra or any of its Subsidiaries or any of their assets.

                  (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Concentra or any of its Subsidiaries or any of their assets. None of Concentra or any of its Subsidiaries has agreed to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Concentra or any of its Subsidiaries which, in each respective case, will or would reasonably cause Concentra or any of its Subsidiaries to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

                  (iv) Neither Concentra nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

                  (v) Neither Concentra nor any of its Subsidiaries has executed or entered into with the IRS, or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, Concentra or any of its Subsidiaries for any taxable period ending after the Closing Date.

                  (vi) There are no requests for rulings from any taxing authority for information with respect to Taxes of Concentra or any of its Subsidiaries and, to the knowledge of Concentra, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Concentra or any of its Subsidiaries have been proposed in written form.

                  (vii) None of the property of Concentra or any subsidiary is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of
Section 186(g)(5) of the Code).

                  (viii) There are no excess loss accounts or deferred intercompany transactions between (A) Concentra and any of its Subsidiaries or
(B) any Subsidiaries of Concentra, within the meaning of Treas. Reg.ss.ss. 1.1502-19 or 1.1502-13, respectively.

                  (m) Certain Agreements. Set forth in Schedule 4.2(m) of the
                                                       ---------------
the Concentra Disclosure Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Concentra or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration was filed by Concentra or is otherwise, in the judgment of Concentra, deemed material to the business of Concentra and its Subsidiaries, taken as a whole (the "Concentra Material
                                                       ------------------
Contracts"). Each Concentra Material Contract is a valid and binding obligation
---------
of Concentra or its Subsidiaries and is in full force and effect without amendment. Concentra and each of its Subsidiaries and, to the Knowledge of Concentra, each other party to such Concentra Material Contracts, has performed in all material respects the obligations required to be performed by it under such Concentra Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. A complete copy of each written Concentra Material Contract has been provided to the Company prior to the date of this Agreement.

             (n)  ERISA Compliance; Labor.

                  (i) Neither Concentra nor any of its Subsidiaries or any other trades or businesses under common control within the meaning of Section 4001(b)(1) of ERISA with Concentra or any of its Subsidiaries (collectively, the Concentra ERISA Group") has within the six years prior to the Closing Date
---------------------
maintained or contributed to any Employee Pension Benefit Plan that has been subject to Title IV of ERISA. Each Concentra Employee Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other Applicable Laws. In connection with the Merger, no payments have or will be made which would, in the aggregate, result in the imposition of the sanctions imposed under Sections 280G and 4999 of the Code. Except as set forth on Schedule 4.2(n) of the Concentra Disclosure Schedule,
                       ---------------
there are no Concentra Employee Benefit Plans.

                  (ii) True, correct, and complete copies of each of the Concentra Employee Benefit Plans, and related trusts, if applicable, have been furnished to the Company, along with the most recent report filed on Form 5500 and summary plan description with respect to each Concentra Employee Benefit Plan required to file Form 5500. Each Concentra Employee Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the IRS regarding its qualified status or the remedial amendment period for submitting a determination letter request is open. There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the Knowledge of Concentra, threatened against, or with respect to any of the Concentra Employee Benefit Plans. To the Knowledge of Concentra, there is no matter pending with respect to any of the Concentra Employee Benefit Plans before the IRS or the Department of Labor. Except as required by

Applicable Law, none of the Concentra Employee Benefit Plans provides medical insurance coverage following retirement. Each Concentra Employee Benefit Plan which is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment or termination.

                  (iii) Neither Concentra nor any of its Subsidiaries is a party to any collective bargaining agreement. Neither Concentra nor any of its Subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. Each of Concentra and its Subsidiaries (A) is, and has always been since January 1, 1999, in substantial compliance with all Applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, equal employment opportunity, employee benefits, affirmative action, wages and hours, plant closing and mass layoff, occupational safety and health, immigration, and workers' compensation, (B) is not engaged, nor has it since January 1, 1999, engaged, in any unfair labor practices, and has no, and has not had since January 1, 1999, any, unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the Knowledge of Concentra, threatened against it, (C) has no, and has not had since January 1, 1999, any grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement, pending or, to the Knowledge of Concentra, threatened against it and (D) has no, and has not had since January 1, 1999, any charges, complaints or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating employment practices, pending or, to Concentra's Knowledge, threatened against it. There is no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of Concentra, threatened against or affecting Concentra or any of its Subsidiaries, and none of Concentra or its Subsidiaries has experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1999. To the Knowledge of Concentra, no union organizational campaign or representation petition is currently pending with respect to any of the employees of Concentra or any of its Subsidiaries.

             (o)  Intellectual Property.

                  (i) Each of Concentra and its Subsidiaries owns or has a right to use all intellectual property currently used by it in connection with, and material to, the operation of its businesses, including, without limitation, each Trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secret, technology, software, Know-how, customer list and copyright, including any registrations thereof and pending applications therefor, and each license or other contract relating thereto that is material to the conduct of the business of Concentra and its Subsidiaries, taken as a whole (collectively, the "Concentra Intellectual Property"), free and
                                     -------------------------------
clear of any and all Liens, other than Permitted Encumbrances, except where the failure to own or have a right to use such property or such Lien, would not have a Concentra Material Adverse Effect. The use of the Concentra Intellectual Property by Concentra or its Subsidiaries does not conflict in any material respect with, infringe upon, violate or interfere with or constitute an appropriation of any Intangible Rights of any other person, and Concentra does not have Knowledge of any claims thereof. The use of the

Concentra Intellectual Property will not be adversely affected by the Merger, except where such adverse effect would not have a Concentra Material Adverse Effect.

                  (ii) Each of Concentra and its Subsidiaries has taken all reasonable and practicable steps to protect and preserve the confidentiality of all Concentra Intellectual Property for which value is contingent upon maintenance of such confidentiality ("Concentra Confidential IP Information").
                                      -------------------------------------

             (p)  Affiliate Relationships. Except as discussed on Schedule
                                                                  --------
4.2(p) of the Concentra Disclosure Schedule or in the Concentra SEC Documents,
------
there are no contracts or other arrangements involving Concentra or any of its Subsidiaries in which any member, manager, partner, officer, director, or Affiliate of Concentra or any of its Subsidiaries has a financial interest, including indebtedness to Concentra or any of its Subsidiaries.

             (q) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Concentra.

             (r) Disclosure. No representation or warranty by Concentra contained in this Agreement or in any certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

             (s) Shares. The shares of Concentra Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Concentra's certificate of incorporation or bylaws or any agreement to which Concentra is a party or is bound.

             (t) Tax Treatment. To its Knowledge, after consulting with its Tax counsel, neither Concentra nor any of its affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code.


                                   ARTICLE V
                                   ---------

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

      5.1    Conduct of Business by the Company Pending the Merger. From the
      ------------------------------------------------------------
date hereof until the Effective Time, unless Concentra shall otherwise agree in writing, or except as set forth in the Company Disclosure Schedule or as otherwise contemplated by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business only in the usual and ordinary course as previously conducted, including, without limitation, policies and practices relating to the collection of accounts receivable and the payment of trade accounts payable, bonuses, commissions, and other liabilities, (ii) maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted, (iii) timely perform all contractual obligations to which it is subject, (iv) keep in full force and effect its policies of insurance, and (iv) maintain and preserve its business organization intact, retain its and its affiliates' employees, and maintain its relationships with employees, suppliers, patients, payors, and others having significant business relations with the Company and/or a Subsidiary. Except as set forth in the Company Disclosure Schedule or as otherwise contemplated by or provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of Concentra, which consent shall not be unreasonably withheld:

             (a) Neither the Company nor its Subsidiaries will adopt or propose any change to its certificate of incorporation or bylaws (or similar organizational documents);

             (b) The Company will not, and will not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company or its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, other than intercompany acquisitions of stock, other than the payment of regular dividends on the Class C Common Stock in accordance with its terms;

             (c) The Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other person or acquire assets having an individual purchase price of more than $100,000 or aggregate purchase prices of more than $250,000 or enter a new line of business or commence business operations outside of its existing area of operations;

             (d) The Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (other than among the Company and its direct and indirect wholly-owned Subsidiaries) with an individual fair market value exceeding $100,000 or an aggregate fair market value exceeding $250,000;

             (e) The Company will not settle or compromise any material Audit, make or change any material Tax election or file any materially amended Tax Return;

             (f) The Company will not issue any securities, or enter into any amendment of any term of any outstanding security of the Company or of any of its Subsidiaries;

             (g) The Company will not, and will not permit any of its Subsidiaries to, enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business that do not exceed $100,000;

             (h) Neither the Company nor any of its Subsidiaries shall incur, assume, guarantee or prepay any indebtedness for borrowed money, other than (i) under the Company's existing credit facility in the ordinary course of business or (ii) intercompany indebtedness between the Company and any of its wholly-owned Subsidiaries or between such wholly-owned Subsidiaries;

             (i) The Company will not change any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by Applicable Law or GAAP;

             (j) The Company will not make any reductions in its workforce that would constitute a "plant closing" or "mass layoff" under WARN, applicable regulations or any similar state law or regulation;

             (k) The Company will not, and will not permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time;

             (l) Neither the Company nor any of its Subsidiaries shall (i) adopt, amend (other than amendments that reduce the amounts payable by the Company or any Subsidiary, or amendments required by law to preserve the qualified status of a Company Employee Benefit Plan) or assume an obligation or contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any person (including, without limitation, contracts with management of the Company or any Subsidiaries that might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Company Employee Benefit Plan or trust created thereunder) in connection with which the Company or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Company Employee Benefit Plan in a manner, or take any other action with respect to any Company Employee Benefit Plan, that could result in the liability of the Company or any Subsidiary to any person, (iv) take any action that could adversely affect the qualification of any Company Employee Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Company Employee Benefit Plan, any agreement relating thereto or Applicable Law, the Company or any Subsidiary are required to pay as contributions thereto, (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Company Employee Benefit Plan or (vii) increase the compensation, bonus or benefits payable to any employee or former employee (except normal annual salary increases implemented in the ordinary course of business in accordance with past practices);

             (m) The Company will not accelerate, amend or change the period of exercisability of options, restricted stock or other awards granted under any employee stock plan, including the Deferred Share Plan, or make any election under any of its stock plans to pay cash in exchange for terminating awards under such plans;

             (n) Neither the Company nor any of its Subsidiaries shall modify or terminate any of the Company Material Contracts or waive or relinquish any right thereunder, other than modifications not adverse to the Company and its Subsidiaries;

             (o) Neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, or reorganization;

             (p) Neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding that materially limits or otherwise materially restricts Concentra or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its Affiliates or any successor thereto, from engaging in or competing in any line of business or in any geographic area; and

             (q) The Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

      5.2    Conduct of Business by Concentra Pending the Merger. Except as set
      ----------------------------------------------------------
forth in the Concentra Disclosure Schedule or as otherwise permitted under this Agreement from the date hereof until the Effective Time, without the written consent of the Company (which consent shall not be unreasonably withheld):

             (a) Concentra will not (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Concentra,
(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Concentra, other than intercompany acquisitions of stock;

             (b) Concentra will not (i) take, or agree or commit to take, any action that would make any representation and warranty of Concentra or Mergeco hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time;

             (c) Concentra shall not adopt a plan of complete or partial liquidation, dissolution or reorganization; and

             (d) Concentra shall not agree or commit to do any of the foregoing.

      5.3    Conduct of Business of Mergeco. From the date hereof to the
      -------------------------------------
Effective Time, Mergeco shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


                                   ARTICLE VI
                                   ----------

                              ADDITIONAL AGREEMENTS
                              ---------------------

      6.1    Access and Information. The parties shall, upon reasonable notice,
      -----------------------------
each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books (including accounts receivable, financial statements, projections and related information), records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all financial and operating data and other information as such other party reasonably may request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party and its representatives shall conduct such access, investigations and contacts in such a manner so as not to interfere in any significant respect with the normal conduct of the other party's business. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Notwithstanding the foregoing, the Confidentiality Agreement dated December 5, 2000 between Concentra and the Company (the "Confidentiality Agreement") shall
                                             -------------------------
survive the execution and delivery of this Agreement.

      6.2    No Solicitation of Transactions. From the date hereof until
      --------------------------------------
November 30, 2001, without the prior written consent of Concentra, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any officer, director, stockholder, employee, agent, financial advisor, banker, Affiliate or other representative, solicit, contact, respond to, negotiate with, initiate or hold discussions with, or encourage the submission of offers from, any person (other than Concentra) regarding, or enter into any agreement or arrangement relating to, an Alternative Transaction or participate in any negotiations regarding, or, except as required by legal process, furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person to do or seek an Alternative Transaction (other than an Alternative Transaction with Concentra). The Company shall immediately communicate to Concentra and Mergeco the material terms of any proposal for an Alternative Transaction (and the identity of the party making such proposal) which it may receive and, if such proposal is in writing, the Company shall promptly deliver a copy of such proposal to Concentra and Mergeco. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      6.2    Assistance. If Concentra requests, the Company will cooperate, and
      -----------------
will cause its accountants to cooperate, in all reasonable respects with any financing efforts of Concentra or its Affiliates in connection with the Concurrent Transactions (including providing assistance in the preparation of one or more offering documents relating to debt and/or equity financing). The Company (a) shall furnish to its independent accountants (or, if requested by Concentra, to Concentra's independent public accountants), such customary management representation letters as its or Concentra's accountants may reasonably require of the Company as a condition to their execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of Concentra or its Affiliates and (b) shall furnish to Concentra all financial statements (audited and unaudited) and other information in the possession of the Company or its representatives or agents as Concentra shall reasonably determine is necessary or appropriate in connection with such financing. Concentra will indemnify and hold harmless the Company and its officers, directors, and controlling persons against any and all claims, losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees and expenses) that may arise out of or with respect to the financing efforts by

Concentra or its Affiliates, including any offering documents and other filings related thereto; provided, however, that subject to the limitations and
                 --------  -------
provisions of this Agreement, nothing herein shall prevent Concentra from asserting any claim for breach of representation or warranty under this Agreement.

      6.4    Further Assurances. Subject to the terms and conditions of this
      -------------------------
Agreement, each party hereto agrees to use all reasonable efforts to obtain all consents, approvals and waivers of any Governmental Entity or any other person and to do or cause to be done all other things necessary for the consummation of the Merger. The parties agree to take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as shall be reasonably agreed such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the Merger. The parties shall afford each other access to all information, documents, records and personnel which or who may be necessary for any party to comply with laws or regulations (including without limitation the filing and payment of Taxes and handling Tax Audits) or to defend itself against suits or claims of others. Concentra and the Company shall duly preserve all files, records or any similar items of Concentra and the Company received or obtained as a result of the Merger with the same care and for the same period of time as it would preserve its own similar assets.

      6.5    Expenses. All costs and expenses incurred by the parties hereto in
      ---------------
connection with the consummation of the Merger (including, without limitation, legal, accounting and investment banking fees and expenses) shall be borne solely and entirely by the party that has incurred such expenses; provided that all filing fees paid or payable under the HSR Act shall be paid one-half by each of Concentra and the Company.

      6.6    Cooperation. Subject to compliance with Applicable Law, from the
      ------------------
date hereof until the Effective Time, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger.

      6.7    Publicity. Neither Concentra, the Company nor any of their
      ----------------
respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior written consent of the other party, except that Concentra may make such disclosures as may be required by law and will use reasonable efforts to provide copies of such disclosures to the Company, and give due consideration to such comments as the Company may have, prior to such release.

      6.8    Governmental Consents; Filings. Prior to the execution of this
      -------------------------------------
Agreement, the parties filed with the Federal Trade Commission and the Department of Justice the notifications and other information (if any) required to be filed under the HSR Act with respect to the Merger (the "Applications").
                                                               ------------
In addition to the obligations of the Company and Concentra with respect to the Applications, promptly following the execution of this Agreement, the Company and Concentra shall promptly proceed to prepare and file with the appropriate Governmental Entities such additional requests, reports, and notifications as may be required in connection with this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Without limiting the foregoing, promptly following the execution of this Agreement, the Company and Concentra shall use their reasonable efforts to (a) cause all applicable waiting periods under the HSR Act to expire or be terminated (b) and make any other required submissions with respect to the transactions contemplated hereby under the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws. The failure by the Company or Concentra to use reasonable efforts to timely file or diligently prosecute its portion of any Application shall be a material breach of this Agreement.

      6.9    Employee Matters. Except as otherwise provided in the Employment
      -----------------------
Agreements, nothing contained in this Agreement shall be deemed to give any employee of the Company or any of its Subsidiaries the right to be retained in the employ of the Surviving Corporation, Concentra or any of their Subsidiaries on or after the Closing Date, to retain the same salary, job responsibility or job location, or to interfere with the right of the Surviving Corporation, Concentra or any of their Subsidiaries to terminate any employee at any time.

      6.10   Notice of Certain Events Each party to this Agreement shall as
      -------------------------------
promptly as reasonably practicable notify the other parties hereto of:

                           (1) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the Merger; and

                           (2) any notice or other communication from any Governmental Entity in connection with the Merger.

                  (ii) Concentra shall as promptly as reasonably practicable notify the Company of:

                           (1) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by Concentra or any of its Subsidiaries subsequent to the date of this Agreement, under any Concentra Material Contract;

                           (2) any Concentra Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Concentra Material Adverse Effect; and

                           (3) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Concentra, threatened against, relating to or involving or otherwise affecting Concentra or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.2(g) or 4.2(k) or which relate to the consummation of the Merger.

                  (iii) The Company shall as promptly as reasonably practicable notify Concentra of:

                  (1) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by the Company or any of its Subsidiaries subsequent to the date of this Agreement, under any Company Material Contract;

                           (2) any Company Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Company Material Adverse Effect; and

                           (3) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.1(g) or 4.1(m) or which relate to the consummation of the Merger.

      6.11 Assumption of Option Conversion Program. At the Effective Time,
      --------------------------------------------
Concentra will assume the Option Conversion Program, and the holders of awards under the Option Conversion Program will receive for each share of Company Common Stock issuable under the Option Conversion Program that number of shares of Concentra Common Stock into which each such share of Company Common Stock is convertible in accordance with Section 3.1(b) (an aggregate of 425,000 shares of Concentra Common Stock) on the terms and conditions provided for in the Option Conversion Program.

      6.12  Concentra Stock Options. Not later than 60 days after the Effective
      -----------------------------
Time, Concentra shall present to its Board of Directors all information necessary to enable its Board of Directors to approve the award under the Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan of options to purchase an aggregate of 400,000 shares of Concentra Common Stock to employees of the Company, who continue employment with Concentra, the Surviving Corporation or any of its Subsidiaries after the Effective Time (the "Continuing Employees"). Such options shall (i) have an exercise price equal to
 --------------------
the fair market value of the underlying shares on the date of grant, (ii) vest equally over a five-year period, (iii) otherwise be subject to the provisions of the Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan and (iv) be allocated among the Continuing Employees in amounts and upon the terms and conditions as the Board of Directors of Concentra, or any committee thereof, after consultation with the Management Stockholders, shall determine.

      6.13   Stockholder Meeting. As promptly as practicable on or after the
      --------------------------
date hereof, the Company shall take all necessary action under its certificate of incorporation, bylaws and the DGCL to call and hold a special meeting of its stockholders, or to take action by written consent of its stockholders, to approve the Merger and to adopt this Agreement.

      6.14   Delivery of Lock-Up Agreements. The Company shall use its
      -------------------------------------
commercially reasonable efforts to cause each of its stockholders to deliver to the Company a properly completed and duly executed "lock-up" agreement in the form attached hereto as Exhibit A (the "Lock-Up Agreement") as soon as possible
                        ---------
after the date hereof.

      6.15   Prior Service. Concentra will (i) waive all limitations as to
      --------------------
preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the individuals who at the Effective Time were employed by the Company or its

Subsidiaries and who continue to be employed by Concentra or its Subsidiaries after the Effective Time (the "Company Employees"), under any welfare plan of
                               -----------------
Concentra or any of its Subsidiaries in which such employees may be eligible to participate after the Effective Time; provided, however, that such exclusion
                                      --------  -------
limitation shall not enable any Company Employee to be covered for items not covered under any welfare plan maintained by Concentra or any of its Subsidiaries, (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans of Concentra or any of its Subsidiaries in which such Company Employee is eligible to participate after the Effective Time to the extent such deductible or out-of-pocket requirements were incurred in the calendar year or plan year in which such Company Employees become eligible to participate in the welfare plans maintained by Concentra or any of its Subsidiaries, and (iii) provide each Company Employee with credit for all service with the Company and its Subsidiaries under each Concentra Employee Benefit Plan in which such Company Employee is eligible to participate after the Effective Time for vesting and eligibility purposes but not for benefit or contribution calculation purposes; provided, however, that in no event shall the Company Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

      6.16   Financing. Concentra shall use its commercially reasonable efforts
      ----------------
to enter into definitive agreements providing for the Concurrent Transactions, and to obtain the financing contemplated by the Concurrent Transactions, prior to or concurrently with the Effective Time.

      6.17   Directors' and Officers' Indemnification and Insurance.
      -------------------------------------------------------------

             (a) From and until the sixth anniversary of the Effective Time, and for as long thereafter as any claim for indemnification under this Section asserted on or prior to such date has been fully adjudicated, Concentra shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified
                                                                    -----------
Parties") against all losses, claims, damages, costs and expenses (including
-------
reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to or after the Effective Time) brought by a third party that is based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and relates to or arises out of any action or omission in such capacity occurring at or prior to the Effective Time ("Indemnified Liabilities"), to the
                                              -----------------------
full extent permitted under Delaware law, the Surviving Entity's certificate of incorporation or bylaws; provided, however, that the Company shall obtain the
                         --------  -------
prior written consent of Concentra, which shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission or acknowledgment of the validity of any claim, and the failure by the Company to act in accordance with the foregoing shall relieve Concentra of any liability thereto; and provided, further, that Concentra shall not consent to the entry of
             --------  -------
any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such action; and provided, further, that Concentra shall not be liable for any Indemnified Liabilities which occur as a result of the gross negligence or willful misconduct of any Indemnified Party. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party, (x) Concentra will pay the expenses of an Indemnified Party in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by Applicable Law; provided that
                                                                  --------
any Indemnified Party to whom expenses are advanced provides any undertaking required by Applicable Law to repay such advance if it is ultimately determined that the Indemnified Party is not entitled to indemnification; (y) Concentra shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) Concentra and the Indemnified Party shall use reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this paragraph, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Concentra in writing, but the failure so to notify Concentra shall not relieve Concentra from any liability which it may have under this paragraph except to the extent such failure materially and adversely prejudices Concentra. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may retain more than one law firm.

             (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Concentra will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers or employees contained in the certificate of incorporation or bylaws of the Surviving Corporation in such a manner as would adversely affect the rights of any Indemnified Parties under this Section 6.17.

             (c) Concentra shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" directors and officers liability insurance with a coverage amount and other terms and conditions no less favorable in the aggregate to the Indemnified Parties than under the Company's current directors and officers liability insurance policy covering the directors and officers of the Company with respect to their service as such prior to the Effective Time; provided, however, that in no event shall Concentra be required to pay a premium for such insurance in excess of $60,000, but if the premium required to obtain such coverage would exceed $60,000, Concentra shall purchase as much coverage as possible for $60,000.

             (d) The provisions of this Section 6.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation, under the DGCL or otherwise.

                                  ARTICLE VII
                                  -----------

                              CONDITIONS PRECEDENT
                              --------------------

      7.1    Conditions to Each Party's Obligation. The respective obligations
      --------------------------------------------
of the parties hereto to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

             (a) Consents and Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Merger shall have been filed, occurred or been obtained.

             (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

             (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the Merger hereby illegal.

             (d) HSR Act. The applicable waiting period under the HSR Act shall have expired or terminated.

             (e) Stockholder Approvals. The Merger shall have been approved, and this Agreement adopted, by the requisite affirmative vote of the stockholders of the Company in accordance with the Company's certificate of incorporation and the DGCL (the "Stockholder Approval").

      7.2    Conditions to Obligations of Concentra and Mergeco. The obligations
      ---------------------------------------------------------
of Concentra and Mergeco to effect the Merger are subject to the satisfaction of the following conditions unless waived, in whole or in part, by Concentra:

             (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date), and Mergeco shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

             (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Mergeco shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

             (c) Consents Under Agreements. Concentra shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person that is a party to a Company Material Contract whose consent or approval shall be required in order to permit the consummation of the Merger and such consent or approval shall be in form and substance reasonably satisfactory to Concentra.

             (d) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by the Company pursuant to Section 8.2 shall have been delivered.

             (e) Concurrent Transactions; Consent of Senior Lenders. On or prior to the Closing Date, each of the Concurrent Transactions shall have been consummated and Concentra shall have received the approval of its senior lenders to the transactions contemplated by the Transaction Documents.

             (f) Maximum Amount of Cash Paid to Company Stockholders. The aggregate cash payment to holders of Company Stock in connection with the Merger shall not exceed $3,000,000.

             (g) Dissenter's Rights. The aggregate number of shares of Company Stock the holders of which are entitled to vote on approval of this Agreement and the Merger and which are held of record by persons who exercise their appraisal right under the DGCL to dissent from the Merger shall not exceed five percent of the total number of issued and outstanding shares of Company Stock held of record on the date hereof.

             (h) Lock-Up Agreements. Stockholders owning those numbers and classes of the total issued and outstanding Company Stock that will be converted into at least 2,588,760 shares of Concentra Common Stock pursuant to Section 3.1 shall have agreed to a "lock-up" of their shares of Concentra Common Stock to be received in the Merger as set forth in the applicable provisions of the Consent Form.

             (i) Employment Agreements. Concentra shall have received from each of the Management Stockholders an employment agreement entered into by each Management Stockholder and Concentra or its Subsidiaries, in a form mutually acceptable to the parties thereto.

             (j) Noncompetition Agreements. Concentra shall have received from each of the Management Stockholders a noncompetition agreement entered into by each Management Stockholder and Concentra or its Subsidiaries, in a form mutually acceptable to the parties thereto.

             (k) Non-Accredited Investors. Concentra shall be reasonably satisfied that the Company stockholders who will receive shares of Concentra Common Stock in the Merger do not include more than 35 Non-Accredited Investors.

             (l) Opinion of Legal Counsel. Concentra shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, an opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.
                                                                     ---------

      7.3    Conditions to Obligations of the Company. The obligation of the
      -----------------------------------------------
Company to effect the Merger is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company:

             (a) Representations and Warranties. The representations and warranties of Concentra and Mergeco set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Concentra and Mergeco contained herein that is qualified by a materiality standard or a Concentra Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date), and the Company shall have received a certificate to such effect signed on behalf of Concentra and Mergeco by the chief executive officer and the chief financial officer each of Concentra and Mergeco.

             (b) Performance of Obligations of Mergeco and Concentra. Mergeco and Concentra each shall have performed in all material respects the obligations required to be performed by them under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Concentra and Mergeco by the chief executive officer and the chief financial officer of each of Concentra and Mergeco.

             (c) Concentra Material Adverse Effect. Since the Balance Sheet Date, no act, event, change, circumstance or fact shall have occurred or exist that has had, or reasonably could be expected to result in, a Concentra Material Adverse Effect.

             (d) Closing Deliveries. All documents and instruments required to be delivered by Concentra or Mergeco pursuant to Section 8.2 shall have been delivered.

             (e) Opinion of Legal Counsel. The Company shall have received from Richard A. Parr II, Concentra's general counsel, an opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.
                                                           ---------


                                  ARTICLE VIII
                                  ------------

                                     CLOSING
                                     -------

      8.1    Closing. Subject to the satisfaction or waiver of the conditions
      --------------
set forth in Article VII, the Closing will take place at the executive offices of Concentra in Dallas, Texas, at 10:00 a.m., local time (or at such other place and time as Concentra and the Company may agree), on the first business day (the "Closing Date") on which all of the conditions set forth in Article VII hereof
 ------------
are satisfied or waived, or at such other date and time as Concentra and the Company shall otherwise agree.

      8.2    Actions to Occur at Closing.
      ----------------------------------

             (a) At the Closing, Concentra or Mergeco shall deliver to the Company (or to the Exchange Agent, as indicated) the following:

                  (i)      Merger Consideration. Certificates for shares of
                           ---------------------
Concentra Common Stock and a sufficient amount of cash for issuance in payment of the Merger Consideration to the Exchange Agent;

                  (ii)     Certificates. The certificates referred to in
                           ------------
Sections 7.3(a) and (b);

                  (iii)    Legal Opinion. The opinion referred to in Section
                           -------------
7.3(e); and

                  (iv)     Stockholders Agreement. The Stockholders Agreement
                           -----------------------
dated the Closing Date, among Concentra and the Company's stockholders who will receive shares of Concentra Common Stock in the Merger, duly executed by Concentra.

             (b) At the Closing, the Company shall deliver to Concentra the following:

                  (i)      Certificates. The certificates described in Sections
                           ------------
7.2(a) and (b);

                  (ii)     Consents; Acknowledgments. The original of each
                           -------------------------
Consent;

                  (iii)    Lock-Up Agreement. Each Lock-Up Agreement executed by
                           ------------------
holders of Company Stock;

                  (iv)     Election Forms. Each Common/Class A-B-E Election or
                           --------------
Class C Election Form executed by a Electing Holder or a Remaining Class C Holder, as applicable;

                  (v)      Legal Opinion. The opinion referred to in Section
                           -------------
7.2(i);

                  (vi)     Option Conversion Program Elections. An executed
                           -----------------------------------
agreement from each Company option holder electing to convert such holder's options into awards under the Option Conversion Program;

                  (vii)    Corporate Records. All minute books, stock ledgers
                           ------------------
and other corporate records maintained by the Company and each of its Subsidiaries;

                  (viii)   Stockholder Schedule. A schedule listing the name of
                           --------------------
each holder of Company Stock, the number of shares of each class of Company Stock held by such holder and the number of shares of Concentra Common Stock into which such holder's shares of each class of Company Stock are convertible pursuant to Section 3.1; and

                  (x)      Warrant Cancellation. This letter agreement referred
                           --------------------
to in Section 3.1(e) executed by the Company and First Union Corporation.

             (c)  On the Closing Date, Concentra shall pay, or cause to be paid, the NHR Indebtedness and all accrued and unpaid interest thereon; provided, however, that Concentra, at its option, may elect to pay or assume (i)
--------  -------
any or all Capital Lease Obligations and (ii) the obligations of the Company and its Subsidiaries arising under the Hedge Agreement. On the Closing Date, Concentra shall assume the Company's obligations under the First Union Letters of Credit and shall deliver replacement letters of credit for those obligations to Milbank, Tweed,

Hadley & McCloy at the Closing for subsequent delivery to The CIT Group, Inc. and Woodbridge Officer Tower LLC.


                                   ARTICLE IX
                                   ----------

                            TERMINATION AND AMENDMENT
                            -------------------------

      9.1    Termination. This Agreement may be terminated and the Merger may be
      ------------------
abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company entitled to vote thereon:

             (a) by mutual written consent of the Company and Concentra, or by mutual action of their respective Boards of Directors, as applicable;

             (b)  by the Company:

                  (i) if (A) any Governmental Entity shall have issued any order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree or ruling or other action shall have become final and nonappealable; or (B) the Stockholder Approval shall not have been obtained on or prior to November 30, 2001;

                  (ii) if the Merger shall not have been consummated by November 30, 2001 (the "Termination Date"); provided, however, that the right to
                        ----------------    --------  -------
terminate this Agreement under this Section 9.1(b)(ii) shall not be available to the Company if its breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

                  (iii) in the event, at any time on and after the date hereof up to and immediately prior to the Effective Time, of a breach by Concentra or Mergeco of any representation, warranty, covenant or other agreement contained in this Agreement which (A) if such breach were to have occurred on the scheduled Closing Date, would give rise to the failure of a condition set forth in Section 7.3(a) or (b) and (B) cannot be cured or, if curable, has not been cured within 15 days after the giving of written notice to Concentra of such breach (a "Concentra Material Breach"); provided; however,
                             -------------------------    --------  -------
that in no event shall such 15-day period extend beyond the Termination Date; and provided, further, that the Company is not then in a Company Material
    --------  -------
Breach; and

                  (iv) if, at any time on and after the date hereof up to and immediately prior to the Effective Time, there shall have occurred a Concentra Material Adverse Effect; provided that the Company must provide Concentra with five days' written notice of a termination under this Section 9.1(b)(iv) before such termination is effective and provided, further, that in no event shall such five-day period extend beyond the Termination Date.

             (c)  by Concentra:

                  (i) if (A) any Governmental Entity shall have issued any order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree or ruling or other action shall have become final and nonappealable; or (B) the Stockholder Approval shall not have been obtained on or prior to November 30, 2001;

                  (ii) if the Merger shall not have been consummated by November 30, 2001; provided, however, that the right to terminate this Agreement
                   --------  -------
under this Section 9.1(c)(ii) shall not be available to Concentra if its breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  (iii) in the event, at any time on and after the date hereof up to and immediately prior to the Effective Time, of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) if such breach were to have occurred on the scheduled Closing Date, would give rise to the failure of a condition set forth in Section 7.2(a) or (b) and (B) cannot be cured, or if curable, has not been cured within 15 days after the giving of written notice to the Company of such breach (a "Company Material Breach"); provided, however, that in no event shall
           -----------------------    --------  -------
such 15-day period extend beyond the Termination Date; and provided, further,
                                                           --------  -------
that neither Concentra nor Mergeco is then in a Concentra Material Breach;

                  (iv) if, at any time on and after the date hereof up to and immediately prior to the Effective Time, there shall have occurred a Company Material Adverse Effect; provided that Concentra must provide the Company with five days' written notice of a termination under this Section 9.1(c)(iv) before such termination is effective; and provided, further, that in no event shall such five-day period extend beyond the Termination Date;

                  (v) if the Concurrent Transactions shall not have been consummated and Concentra shall not have received the approval of its senior lenders to the transactions contemplated in the Transaction Documents, in each case prior to November 30, 2001 and, in either case, Concentra has not breached its obligations under Section 6.16; and

                  (vi)     for any reason other than those covered by clauses
(i) through (v) above.

      9.2    Effect of Termination; Break-Up Fee.
      ------------------------------------------

             (a) In the event that Concentra or the Company terminates this Agreement as provided in Section 9.1(a), 9.1(b) or 9.1(c), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Concentra, Mergeco or the Company, other than pursuant to the last two sentences in Section 6.1 and other than pursuant to Sections 6.5 and 9.2(b); provided, however, that, subject in all respects to the remaining sentences of
--------  -------
this Section 9.2(a), nothing herein will relieve any party hereto from liability for any willful breach of any of its representations, warranties, covenants or agreements contained in this Agreement. If such termination follows any such willful breach by a party hereto, then, subject in all respects to the remaining sentences of this Section 9.2(a), the breaching party shall be fully liable for such willful breach notwithstanding the termination of this Agreement. The Company acknowledges and agrees that Concentra shall not be required to pay the Break-Up Fee or any damages if this Agreement is terminated by Concentra, pursuant to Section 9.1(c)(i) through (c)(v). In the event a termination results in Concentra being obligated to pay a Break-Up Fee to the Company pursuant to Section 9.2(b), the payment of such Break-Up Fee by Concentra shall be the Company's sole remedy at law or in equity. The parties hereto acknowledge and agree that a termination of the Agreement by Concentra which results in Concentra paying a Break-Up Fee shall cause the Company to suffer damages that are not practicable to ascertain. Accordingly, in such event, the parties hereto agree that the Break-Up Fee shall represent liquidated damages that are reasonable considering all the circumstances existing as of the date hereof, and the Break-Up Fee constitutes the parties' good faith estimate of the actual damages reasonably expected to result from such a termination.

             (b) If Concentra terminates this Agreement pursuant to Section 9.1(c)(vi), Concentra shall, within two business days of the Company's written demand to Concentra for payment, pay to the Company Two Million Dollars ($2,000,000) in cash (the "Break-Up Fee").
                           ------------

      9.3    Amendment. Subject to the applicable provisions of the DGCL, at any
      ----------------
time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the
                                    --------  -------
Stockholder Approval has been obtained, no amendment shall be made which reduces the Merger Consideration or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      9.4    Extension; Consent; Waiver. At any time prior to the Effective
      ---------------------------------
Time, the parties may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any Transaction Document or (c) subject to Section 9.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE X
                                   ---------

                                GENERAL PROVISION
                                -----------------

      10.1   Survival of Representations, Warranties, and Agreements. Subject to
      --------------------------------------------------------------
the remaining provisions of this Section 10.1, the representations, warranties and agreements in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements that by their terms contemplate performance after the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

      10.2   Notices. Any notice or communication required or permitted
      --------------
hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by overnight courier, certified or registered mail, postage prepaid to the address set forth below (or to such other address as such party may designate in writing from time to time), and shall be deemed to be given, dated and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answer back or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder),
(c) one business day after being deposited with an overnight courier, postage prepaid, or (d) three business days after the date of mailing, postage prepaid, if so delivered by certified or registered mail:

                  (i)      if to the Company, to:

                           National Healthcare Resources, Inc.
                           1177 Avenue of the Americas
                           47th Floor
                           New York, New York  10036-2714
                           Facsimile: 212-354-6763
                           Attention: Mr. Christopher J. Garcia

                           with a copy (which shall not constitute notice) to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York  10005-1413
                           Facsimile: (212) 822-5680
                           Attention: Robert S. Reder

                           and

                  (ii)     if to Concentra or Mergeco, to:

                           Concentra Inc.
                           5080 Spectrum Drive
                           Suite 400 - West Tower
                           Addison, Texas  75001
                           Facsimile:  (972) 387-1938
                           Attention:  General Counsel

      10.3   Interpretation. When a reference is made in this Agreement to
             --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

      10.4   Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.5   Entire Agreement; No Third Party Beneficiaries. This Agreement
             ----------------------------------------------
(together with the Confidentiality Agreement, the Transaction Documents, exhibits and annexes attached hereto, the Company Disclosure Schedule, the Concentra Disclosure Schedule and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as otherwise provided in this Agreement, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      10.6   Governing Law. This Agreement shall be governed by and construed in
      --------------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      10.7   Severability. If any term or other provision of this Agreement is
      -------------------
invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      10.8   Assignment. Neither this Agreement nor any of the rights, interests
      -----------------
or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Mergeco shall be able to assign its rights,
         --------  -------
interests and obligations hereunder to any other Subsidiary of Concentra without obtaining the prior written consent of the Company. Subject to the preceding sentence, this Agreement will be binding solely upon, inure to the sole benefit of and be enforceable solely by, the parties and their respective successors and assigns.

      10.9   Specific Performance. The Company hereby acknowledges and agrees
      ---------------------------
that the failure of the Company to perform its obligations under this Agreement and the other

Transaction Documents to which it is a party in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to Concentra and Mergeco for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions of this Agreement and the other Transaction Documents.

      10.10  Schedule Definitions. All capitalized terms in the Company
      ---------------------------
Disclosure Schedule or Concentra Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.


                                    CONCENTRA INC.,
                                    a Delaware corporation



                                    By:   /s/ William H. Comte
                                        ----------------------------------------
                                          William H. Comte
                                          Executive Vice President and
                                          Chief Operating Officer


                                    NHR ACQUISITION COMPANY, INC.
                                    a Delaware corporation



                                     By:  /s/ William H. Comte
                                         ---------------------------------------
                                          William H. Comte
                                          Chairman


                                    NATIONAL HEALTHCARE RESOURCES,
                                    INC.
                                    a Delaware corporation



                                    By:   /s/ Christopher J. Garcia
                                        ----------------------------------------
                                          Christopher J. Garcia
                                          President and Chief Executive Officer

                                                                         Annex A
                                                                         -------


                     Surviving Entity Officers and Directors
                     ---------------------------------------


                     Name                           Title
                     ----                           -----

               William H. Comte                    Chairman

               Christopher J. Garcia        President and Director

               Michael A. Angst            Senior Vice President of
                                           Operations and Director

               Daniel J. Thomas                    Director

               Thomas E. Kiraly          Senior Vice President, Chief
                                       Financial Officer and Treasurer

               Richard A. Parr II         Senior Vice President and
                                                  Secretary

               W. Tom Fogarty          Senior Vice President and Chief
                                               Medical Officer

               Bradley T. Harslem      Senior Vice President and Chief
                                             Information Officer

               Thomas Cox                  Senior Vice President of
                                                  Operations

               Larry Carr                  Senior Vice President of
                                                  Operations

               Will Fulton                 Senior Vice President of
                                                  Operations

               Tammy Jackson            Senior Vice President of Human
                                                  Resources

               Daniel T. O'Brien         Vice President of Corporate
                                                 Development

               Susan Wittliff            Vice President and Assistant
                                                  Secretary

               Elaine Brzezinski         Assistant Vice President and
                                             Assistant Secretary

               Gary Chedekl              Assistant Vice President-Tax

               Patricia Secchio              Assistant Treasurer

                                    Annex A

                                                                         Annex B
                                                                         -------


                             WCAS Class C Holders
                             --------------------


      Welsh, Carson, Anderson & Stowe VI, L.P.
      WCAS Healthcare Partners, L.P.
      Patrick J. Welsh
      Russell L. Carson
      Bruce K. Anderson
      Richard H. Stowe
      Andrew M. Paul
      Thomas E. McInerney
      Laura M. Vanburen
      James B. Hoover
      Robert A. Minicucci
      Anthony J. DeNicola
      David F. Bellet
      Horizon Investments Associates

                                    Annex B

                                    EXHIBIT A
                                    ---------

                                Lock-Up Agreement
                                -----------------

                             [Concentra Letterhead]


                                              November [__], 2001





To:   All Stockholders of
      National Healthcare Resources, Inc. ("NHR")

             Re:  Lock-up Agreement
                  -----------------

Dear NHR Shareholder:

      As further described in the Notice to Stockholders delivered together with this Lock-up Agreement ("Lock-up Agreement"), on November [__], 2001, NHR entered into an Agreement and Plan of Merger (the "Agreement") with Concentra Inc. ("Concentra") and its subsidiary NHR Acquisition Company, Inc. ("Mergeco"). Pursuant to the Agreement, Mergeco will merge with and into NHR (the "Merger"), and all shares of NHR capital stock that you own will be converted in the Merger into a number of shares of Concentra common stock, par value $.01 per share (the "Concentra Common Stock"), except as otherwise provided in the Agreement. A copy of the Agreement is provided as an exhibit to the Notice to Stockholders. Pursuant to the Agreement, each stockholder of NHR who will receive shares of Concentra Common Stock in the Merger is being requested to enter into this Lock-up Agreement.

      By signing this Lock-up Agreement, the undersigned agrees that if Concentra notifies the undersigned of its intent to file a registration statement for an initial public offering, without the prior written consent of Concentra, the undersigned will not, directly or indirectly (i) offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Concentra Common Stock received in the Merger or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares of Concentra Common Stock, whether any such swap or transaction is to be settled by delivery of Concentra Common Stock or other securities, in cash or otherwise, in either case during the 14 days prior to the effective date of the registration statement and during the period after such effective date that Concentra's executive officers and directors agree to be subject to such restraints, subject to such permitted dispositions in which such executive officers and directors are permitted by the terms of their agreements to engage.

      Please sign this letter below and return a copy of it as soon as possible by facsimile to James J. Cusumano, Executive Vice President of Finance of NHR, at (212) 354-8297. If you have any questions regarding the information provided in this Lock-up Agreement, please call Mr. Cusumano at (212) 354-8256.

                              Sincerely,

                              CONCENTRA INC.



                              ___________________________________
                              Name:  Richard A. Parr, Esq.
                              Title: General Counsel




Acknowledged and Agreed to:

NHR STOCKHOLDER:



___________________________________
Name:______________________________

                                    EXHIBIT B
                                    ---------

                    Form of Opinion of the Company's Counsel
                    ----------------------------------------

As used herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

1. Each of the Company and its Subsidiaries is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on the business as now being conducted by it; provided that with respect to the Subsidiary incorporated and in existence in the State of Connecticut, such counsel may rely solely upon the certificate of good standing issued by the Secretary of State of the State of Connecticut.

2. The Company has the corporate power to execute, deliver and perform its obligations under the Agreement.

3. The authorized capital stock of the Company is as set forth in Section 4.1 and/or on Schedule 4.1(b) of the Company Disclosure Schedule. All shares of
          ---------------
Company Stock issued on or after October 30, 1996 and, to our knowledge based solely on a review of the Company's minute books and stock ledger, the shares of Company Stock issued prior to October 30, 1996 have been duly authorized and validly issued and are fully paid and non-assessable.

4. The Agreement has been duly authorized by all corporate action necessary on the part of the Company.

5. The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such terms may be limited by (i) any applicable bankruptcy, reorganization, moratorium or similar laws, now or hereafter in effect, affecting the enforceability of creditors' rights generally or (ii) general principles of equity.

6. The execution and delivery by the Company of the Agreement does not, and the performance by the Company of its obligations thereunder will not, (a) result in a violation of the Certificate of Incorporation or Bylaws of the Company, (b) result in any violation by the Company of any Applicable Law, (c) breach or result in a default or result in the creation or imposition of any Lien on any properties of the Company, other than as may be contemplated by the Agreement, under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license, in any such case known to us, applicable to the Company or any of its Subsidiaries or their respective properties or assets or any guarantee by the Company or any of its Subsidiaries known to us of any of the foregoing, or (d) result in any violation of any order, writ, judgment or decree known to us or set forth in the Company Disclosure Statement to which the Company is subject

7. The execution and delivery by the Company of the Agreement do not, and the performance by the Company of its obligations thereunder will not, require that the Company obtain the approval of, or make any filing with, any Governmental Entity under the General Corporation Law of the State of Delaware or federal law, or any rule or regulation thereunder, except those that have been obtained or made.

8.    To our knowledge, except as set forth on Schedule 4.1(g) of the Company
                                               ---------------
Disclosure Schedule, the Company is not a party to any pending or overtly threatened in writing action or proceeding that would reasonably be expected to result in the issuance of an order or other legal restraint or prohibition preventing the consummation of the Merger.

Such opinion may contain customary and reasonable qualifications.

                                    EXHIBIT C
                                    ---------

              Form of Opinion of Concentra's and Mergeco's Counsel
              ----------------------------------------------------

As used herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

1. Each of Concentra and Mergeco is a corporation, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to carry on the business as now being conducted by it.

2. Each of Concentra and Mergeco has the corporate power to execute, deliver and perform its obligations under the Agreement.

3. The authorized, issued and outstanding capital stock of Concentra and Mergeco is as set forth in Section 4.2 and/or on Schedule 4.2(b) of the Concentra Disclosure Schedule. All such issued outstanding capital stock of Concentra has been duly authorized and validly issued and is fully paid and non-assessable.

4. The Agreement has been duly authorized by all corporate action necessary on the part of Concentra and Mergeco.

5. The Agreement has been duly executed and delivered by each of Concentra and Mergeco and constitutes the legal, valid and binding obligation of each of Concentra and Mergeco, enforceable against each of Concentra and Mergeco in accordance with its terms, except as such terms may be limited by (i) any applicable bankruptcy, reorganization, moratorium or similar laws, now or hereafter in effect, affecting the enforceability of creditors' rights generally or (ii) general principles of equity.

6. The execution and delivery by Concentra and Mergeco of the Agreement does not, and the performance by Concentra and Mergeco of their respective obligations thereunder will not, (a) result in a violation of the Articles of Incorporation or Bylaws of Concentra and Mergeco, (b) result in any violation by Concentra and Mergeco of any Applicable Law, (c) breach or result in a default under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Concentra and Mergeco or any of their Subsidiaries or their respective properties or assets or any guarantee by Concentra and Mergeco or any of their Subsidiaries of any of the foregoing, (d) result in any violation of any order, writ, judgment or decree to which Concentra or Mergeco is subject or (e) result in the creation or imposition of any Lien on any properties of Concentra or Mergeco, other than as may be contemplated by the Agreement.

7. The execution and delivery by Concentra and Mergeco of the Agreement does not, and the performance by Concentra and Mergeco of their respective obligations thereunder will not, require that Concentra or Mergeco obtain the approval of, or make any filing with any Governmental Entity under any law of the State of Delaware or the United States, or any rule or regulation thereunder, except those that have been obtained or made.

8. Except as disclosed in the Concentra SEC Documents, neither Concentra nor Mergeco is a party to any pending or overtly threatened in writing action or proceeding that (a) may adversely affect the Merger or (b) if determined adversely, involve a reasonable possibility of materially and adversely affecting the business, condition or operations of Concentra.

9. The shares of Concentra Common Stock to be issued in the Merger have been duly authorized and, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

Such opinion may contain customary and reasonable qualifications.

                                   EXHIBIT D-1
                                   -----------

                        Common/Class A-B-E Election Form
                        --------------------------------



                   Represented Investor Class C Election Form
                   ------------------------------------------



                          Re: NHR Class C Common Stock
                              ------------------------



|_| I, _________________________ (name exactly as it appears on NHR stock certificates), hereby elect to receive Concentra Shares in the Merger in exchange for all shares of Class C Stock that I own, pursuant to the terms and conditions set forth in the Merger Agreement.

I understand that for this Represented Investor Class C Election Form to be effective, I must have first appointed a "purchaser representative" as provided in the purchaser representative letter delivered to me and have signed and returned a copy of this Represented Investor Class C Election Form to James J. Cusumano, Executive Vice President of Finance of NHR, at (212) 354-6763 no later than 5:00 p.m. on November [__], 2001.



                                    Signature of NHR Stockholder:


                                    ________________________________________
                                    (name exactly as it appears on NHR stock certificates)

                                     D-1-1

                 Represented Investor Common A/B/E Election Form
                 -----------------------------------------------



                   Re: NHR Common Stock, Class A Common Stock,
                Class B Common Stock and/or Class E Common Stock
                ------------------------------------------------



|_| I, _________________________ (name exactly as it appears on NHR stock certificates), hereby elect to receive Concentra Shares in the Merger in exchange for all shares of Common Stock, Class A Common Stock,Class B Common Stock and/or Class E Common Stock that I own, pursuant to the terms and conditions set forth in the Merger Agreement.

I understand that for this Represented Investor Common A/B/E Election Form to be effective, I must have first appointed a "purchaser representative" as provided in the purchaser representative letter delivered to me and have signed and returned a copy of this Represented Investor Common A/B/E Election Form to James
J. Cusumano, Executive Vice President of Finance of NHR, at (212) 354-6763 no later than 5:00 p.m. on November [__], 2001.



                                    Signature of NHR Stockholder:


                                    ________________________________________
                                    (name exactly as it appears on NHR stock certificates)


                                      D-1-2

                                   EXHIBIT D-2
                                   -----------

                              Class C Election Form
                              ---------------------

                                [NHR Letterhead]



                               November [__], 2001



      Re:   Class C Cash Election Form
            --------------------------

Dear Holder of NHR Class C Common Stock:

      Pursuant to the Agreement and Plan of Merger, dated as of November [___], 2001 (the "Merger Agreement"), by and among National Healthcare Resources, Inc., a Delaware corporation ("NHR"), Concentra Inc., a Delaware corporation ("Concentra"), and NHR Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Concentra ("Mergeco"), Mergeco will merge with and into NHR (the "Merger"), and your shares of Class C Common Stock of NHR will be converted into shares of Concentra Common Stock. You have received together with this Class C Cash Election Form a copy of the Merger Agreement. Capitalized terms used and not defined in this Class C Cash Election Form have the meanings given such terms in the Merger Agreement.

      As provided in the Merger Agreement, unless you are one of the persons and entities identified on Annex B to the Merger Agreement, you may elect to receive in lieu of Concentra Common Stock an amount in cash (the "Cash Amount") equal to the liquidation value of your shares of Class C Common Stock (which includes accrued and unpaid dividends) divided by the Concentra Common Stock Value. If you wish to receive the Cash Amount instead of shares of Concentra Common Stock for your shares of Class C Common Stock, please sign this letter below and return it by facsimile to James J. Cusumano, Executive Vice President of Finance of NHR, at 212-354-8296 on or prior to 5:00 p.m. on November [__], 2001 (the "Election Deadline"). If you have any questions regarding the matters described in this letter, please call Mr. Cusumano at (212) 354-8256.

                                      D-2-1

      Please note, that if you fail to return this letter before the Election Deadline you will receive Concentra Common Stock in the Merger, except as otherwise provided in the Merger Agreement.

                                    Sincerely,

                                    NATIONAL HEALTHCARE RESOURCES, INC.



                                    ___________________________________
                                    James J. Cusumano
                                    Executive Vice President of Finance



Acknowledged and Agreed to:

NHR CLASS C COMMON STOCKHOLDER

______________________________
Name: ________________________

                                     D-2-2